Filed pursuant to Rule 424(b)(5)

Registration No. 333-264179

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 8, 2022)

Dunxin Financial Holdings Limited

1,090,000 American Depositary Shares

Representing 523,200,000 Ordinary Shares

Dunxin Financial Holdings Limited, a Cayman Islands exempted company with limited liability (the “Company,” “we,” “us,” and “our”) is offering 1,090,000 of our American Depositary Shares, or ADSs, each representing four hundred and eighty (480) ordinary shares, par value US$0.00005 per share, directly to certain institutional investor pursuant to this prospectus supplement, the accompanying prospectus, and that certain Securities Purchase Agreement, dated July 25, 2023, by and among the Company and the institutional investor signatory thereto. We are offering the ADSs in this offering at a price per ADS of $1.00.

Our ADSs are listed on the NYSE American under the symbol “DXF.” The last reported sale price of our ADSs on the NYSE American on July 25, 2023 was $1.85. As of the date of this prospectus supplement, the aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately $3.27 million, based on 1,384,429,144 ordinary shares issued and outstanding, of which approximately 748,356,907 ordinary shares are held by non-affiliates, and price per ADS of $2.1 ($0.004375 per ordinary share), which was the highest closing price over the last sixty days on the NYSE American of our ADSs ended on June 5, 2023.

During the 12 calendar months prior to and including the date of this prospectus supplement, we have not sold any Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3 and accordingly we may sell up to approximately $1.091 million of our ADSs hereunder.

We have retained Spartan Capital Securities LLC (the “Placement Agent” or “Spartan”) as our Placement Agent to use its “reasonable best efforts” to solicit offers to purchase our ADSs in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We will pay the Placement Agent a fee equal to the sum of 7% of the aggregate purchase price paid by investors placed by the Placement Agent.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-13 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	$1.00	$1,090,000
Placement agent’s fees	$0.07	$76,300
Proceeds, before expenses, to us(1)	$0.93	$1,013,700

Note:

(1)

The table above does not reflect the reimbursement of the Placement Agent’s out-of-pocket accountable expense. The total estimated expenses related to this offering are set forth in the section titled “Expenses.”

In addition to the placement agent fee of 7% of the aggregate purchase price, we have agreed to reimburse Spartan for all of Spartan’s reasonable expenses, including, without limitation, fees and disbursements of Spartan’s counsel and all travel and other out-of-pocket, expenses, incurred by Spartan in connection with the placement up to $55,000.

We expect that the delivery of the Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or before July 28, 2023.

You should carefully read this prospectus supplement and the accompanying prospectus (including all of the information incorporated by reference therein) before you invest. Investing in our securities involves a high degree of risk, including that the trading price of shares has been subject to volatility and investors in this offering may not be able to sell their shares above the actual offering price or at all. See “Risk Factors” beginning on page S-13 of this prospectus supplement and on page 21 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

Spartan Capital Securities LLC

The date of this prospectus supplement is July 25, 2023

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, Ordinary Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On April 7, 2022, we filed with the U.S. Securities and Exchange Commission, or the SEC, a registration statement on Form F-3 (File No. 333-264179), as amended, utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement was declared effective on August 8, 2022. Under this shelf registration process, we have registered to sell, from time to time, up to $300 million in the aggregate of Ordinary Shares, share purchase contracts, share purchase units, warrants, debt securities, convertible debt securities, rights or units.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

Neither we nor the Placement Agent have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. We and the Placement Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus include important information about us, our Ordinary Shares and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” “our company,” and the “Company” refer to Dunxin Financial Holdings Limited and its subsidiaries.

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USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this prospectus supplement only, references in this prospectus supplement to:

●	“ADRs” refer to the American depositary receipts that evidence our ADSs;

●	“ADSs” refer to our American depositary shares, each ADS representing the right to receive four hundred and eighty (480) ordinary shares, par value $0.00005 per share;

●	“CBRC” refers to the China Banking Regulatory Commission;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding Taiwan, for the purpose of this prospectus supplement only;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“Chutian” refers to Hubei Chutian Microfinance Co., Ltd., a PRC company, and a variable interest entity of the Company;

●	“Chutian Holding” refers to Wuhan Chutian Investment Holding Limited, a PRC company and our wholly foreign owned enterprise with business license No. 91420100MA4KPA0H54;

●	“Dunxin” refers to Dunxin Financial Holdings Limited, a Cayman Islands exempted company;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“Honest Plus” refers to Honest Plus Investments Limited, a British Virgin Islands company;

●	“HK$” and “HKD” refer to the legal currency of Hong Kong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“IFRS” refers to International Financial Reporting Standards are issued by the International Accounting Standards Board (“IASB”);

●

“microfinance” refers to regulated private lending market for improving financial services to individuals, small and medium-sized enterprises (“SMEs”), expanding financing channels, making efforts to ease the difficulties in financing faced by SMEs and to encourage the innovation of financial products and services;

●	“MOFCOM” refers to the Ministry of Commerce of People’s Republic of China;

●	“PBOC” refers to the People’s Bank of China;

●	“Perfect Lead” refers to Perfect Lead International Limited, a British Virgin Islands company;

●	“RMB” and “Renminbi” refer to the legal currency of the People’s Republic of China;

●	“SAFE” refers to the State Administration of Foreign Exchange;

●	“SEC” refers to the Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Shares” or “ordinary shares” refer to our ordinary shares, par value $0.00005 per share;

●	“True Silver” refers to True Silver Limited, a British Virgin Islands company;

●	“U.S. dollars,” “US$” and “$” refer to the legal currency of the United States;

●	“VIE” refers to variable interest entity, Hubei Chutian Microfinance Co., Ltd., a PRC company and the operating company of Dunxin; and

●

“we,” “us,” “our,” or the “Company” refers to Dunxin Financial Holdings Limited and its subsidiaries, unless the context requires otherwise. When used herein to describe events prior to the CIB Transaction, the terms “Company,” “Xiniya,” “we” and “us” refers to Dunxin Financial Holdings Limited (formerly known as China Xiniya Fashion Limited) and its consolidated subsidiaries before such time.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

●	the potential impact of the economic, political and social conditions of the PRC on our business;

●	any changes in the laws of the PRC or local province that may affect our operation;

●	the impact of COVID-19 on our operations and business plans;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to operate as a going concern;

●	the liquidity of our securities;

●	our ability to develop and market our microfinance lending business in the future;

●	our exposure to risk associated to the geographic concentration of loans in Hubei Province, China;

●	our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	our ability to collect loan principal and interest timely and effectively and to pay our debt timely;

●	our ability to maintain effective internal control over financial reporting;

●	our ability to maintain or increase our market share in the competitive markets in which we do business;

●	our dependence on the growth in demand for our loan products;

●	our ability to diversify our product offerings and capture new market opportunities;

●	the costs and losses we may incur as a result of current ongoing and future litigation and claims;

●	our estimates of expenses, capital requirements and needs for additional financing and our ability to fund our current and future operations;

●	the costs we may incur in the future from complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

●	the loss of key members of our senior management.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in a prospectus supplement related to this prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on pages S-13 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

Dunxin is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries and through contractual arrangements with the VIE, Chutian, in China. We primarily engaged in the business of providing loan facilities to micro sized enterprises, SMEs, sole proprietors and individuals in Hubei province of the People’s Republic of China. We operate our microfinance lending business through the VIE, Chutian. Substantially all of our operations are conducted in the PRC through Chutian, which holds all the certificates, business license and other requisite licenses for the microfinance lending businesses.

We provided family-run businesses, farmers and individual borrowers with working capital and bridge financing support, primarily through means of short-term loans based upon their needs and qualifications. Due to the severe financial restraint, we suspended offering loans to our customers in the second half year of 2019 and we are exploring new opportunities in supply chain financing industry.

Corporate History and Structure

Corporate History

We conduct our operations in China primarily through our PRC subsidiaries and the VIE. PRC laws and regulations restrict and impose conditions on foreign investment in microfinance lending businesses. Accordingly, we operate our microfinance lending business in China through the VIE. We have evaluated the guidance in IFRS 10 Consolidated Financial Statements and IFRS 12 Disclosure of Interests in Other Entities and consolidated the results of the VIE in our financial statements, for accounting purposes, based upon such contractual arrangements. Investors in our ordinary shares or ADSs are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands and investors may never directly hold equity interests in the VIE in China, Chutian.

Our holding company, Dunxin Financial Holdings Limited (formerly known as China Xiniya Fashion Limited), was incorporated in the Cayman Islands as an exempted limited liability company on June 24, 2010. On December 28, 2017, we completed the Divestiture and Acquisition. In connection with the Divestiture, we divested our wholly-owned subsidiary, Xiniya Holdings Limited, a Hong Kong company, to Qiming Investment Limited, a British Virgin Islands company, in exchange for a purchase consideration of RMB228,000,000 (US$34,588,428). In connection with the Acquisition, we purchased all of the issued and outstanding ordinary shares of True Silver for a cash payment of RMB228,000,000 (US$34,588,428) and the issuance of 772,283,308 of our ordinary shares at RMB1.00 (US$0.15) per share, and True Silver became our wholly owned subsidiary. True Silver utilizes a VIE structure to operate and consolidate 80% of the financial results of Chutian.

As a result of the CIB Transaction, Honest Plus and Perfect Lead, the former shareholders of True Silver, became the shareholders of the Company. The CIB Transaction was accounted for as a reverse acquisition, wherein True Silver is considered the acquirer for accounting and financial reporting purposes. Accordingly, we changed our business from an apparel business to a microfinance lending business in Hubei Province, China. We currently operate our microfinance lending business through Chutian.

The following is a brief description of each of Dunxin’s subsidiaries and the VIE:

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●

Chutian HK. Chutian Financial Holdings (Hong Kong) Limited (“Chutian HK”) is a limited liability company incorporated on August 12, 2016, under the Companies Ordinance of Hong Kong. The total amount of paid-up share capital of Chutian HK is HKD10,000 with 100 ordinary shares. Chutian HK is wholly owned by True Silver.

●	Chutian Holding. Chutian Holding is a wholly foreign owned enterprise and a limited liability company in China established by Chutian HK on November 4, 2016.

●

Chutian. Chutian is a joint stock company incorporated under laws of PRC on February 20, 2013. Chutian currently holds a business license issued by the Administrative Approval Bureau of Wuchang District, Wuhan Municipality on April 25, 2017, which allows it to operate a microfinance business and provides individual and business loans to persons residing in and businesses operating in Hubei Province, China. Through a series of contractual arrangements entered into among Chutian Holding, Chutian and certain shareholders of Chutian, which consist of the Exclusive Consigned Management Service Agreement, Exclusive Purchase Option Agreement, Shareholders’ Voting Proxy Agreement, and Share Pledge Agreement the (collectively, the “VIE Agreements”), Chutian Holding is deemed to be the primary beneficiary of Chutian, for accounting purposes, and therefore can consolidate 80% of Chutian’s financial results.

Our ADSs were listed on the New York Stock Exchange on November 23, 2010 and transitioned to the NYSE American on December 28, 2017. Our current ratio of our ADS to ordinary shares is 1:480. Our ADSs were traded under the symbol “XNY” from November 23, 2010 to March 4, 2018, and on March 5, 2018, our ADSs began trading under the symbol “DXF.”

Subsidiaries

The following diagram illustrates our current corporate structure:

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Recent Developments

Convertible Note Financings

On May 24, 2022, the Company entered into a certain securities purchase agreement with Streeterville Capital, LLC (“CVP”), pursuant to which the Company sold a convertible note in the original principal amount of $1,075,000, convertible into American Depositary Shares of the Company (the “May 2022 Note”). The May 2022 Note has a maturity date of eighteen (18) months, and an annual interest rate of eight percent (8%).

As of the date of this prospectus supplement, approximately $551,474.84 of the May 2022 Note is left outstanding.

On July 7, 2023, the Company entered into a certain securities purchase agreement with CVP, pursuant to which the Company sold a convertible note in the original principal amount of $325,000, convertible into American Depositary Shares of the Company (the “July 2023 Note”). The July 2023 Note has a maturity date of nine (9) months, and an annual interest rate of eight percent (8%).

As of the date of this prospectus supplement, $325,000 of the July 2023 Note is left outstanding

ADS Ratio Change

Effective July 25, 2023, the Company effected a change of the ratio of its ADSs from one (1) ADS representing forty eight (48) ordinary shares to one (1) ADS representing four hundred and eighty (480) ordinary shares. There were no changes to the Company's ordinary shares. Following the ADS ratio change, the ADSs continue to trade on the NYSE American under the symbol “DXF”. The ADS ratio change is intended for the Company to regain compliance with the minimum bid price requirement of $0.20 per ADS for continued listing on the NYSE American.

Summary of Significant Risk Factors

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement and in the section titled “Item 3.D. Risk Factors” in our 2022 Annual Report, as amended, on Form 20-F for the year ended December 31, 2022, which is incorporated in this prospectus supplement by reference. These risks include, but are not limited to, the following:

Risks Related to Doing Business in China

We face risks and uncertainties relating to doing business in China in general, including, but not limited to, the following:

●

Changes in China’s economic, political or social conditions or government policies or in relations between China and the United States could have a material adverse effect on our business, financial condition and operations; and may result in our inability to sustain our growth and expansion strategies;

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, which could result in a material adverse change in our operations and the value of our ADSs;

●

The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless;

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●

The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. Any failure to obtain or delay in obtaining the requisite governmental approval for an offering, or a rescission of such approval, would subject us to sanctions imposed by the relevant PRC regulatory authority;

●

The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless;

●

Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections; and

●

All of our officers and our Chairman reside within China and substantially all of the assets of those persons are located outside of the United States. It may be difficult for investors to enforce judgements obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors, as none of them currently resides in the U.S. or has substantial assets in the U.S.

Risks Factors Related to Our Business

Risks and uncertainties related to our business and industry include, but not limited to, the following:

●

Current ongoing litigation and future litigation, administrative proceedings or legal proceedings resulting from our lending business and liquidity issues have had, may continue to have, a material adverse effect on our lending business, financial conditions and operating results;

●

We have experienced and continue to experience severe liquidity issues resulting from our inability to timely collect payments of loan principal and interest as well as assets and cash being frozen as a result of involvement in various litigation. Our liquidity issues have further severely affected our ability to pay taxes, service providers, employees and others. Due to non-payment of our obligations when due, multiple significant legal proceedings against us were initiated by our shareholders, service providers and others;

●	COVID-19 pandemic has adversely affected, and may continue to adversely affect, our financial and operating performance;

●	We have experienced an increase in delinquency rates on loans from borrowers since 2019, which have materially and adversely affected our business and results of operations;

●	Our failure to pay taxes may result in penalties, which may materially and adversely affect our business, financial condition and results of operation;

●	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern;

●	If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud;

●	Our limited operating history makes it difficult to evaluate our business and prospects;

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Our former Chairman and Chief Executive Officer, and current largest shareholder, Mr. Ricky Qizhi Wei, has been, and may continue to be, involved in litigation and legal proceedings involving his other companies and our main operating company;

●	Potential dispute over ownership of our main operating company may adversely affect our business;

●

We have very limited cash and we need additional capital which, if obtained, could result in dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position;

●

Our microfinance business is subject to extensive regulation and supervision by state, provincial and local government authorities, and we do not strictly adhere to one of the principles under Measures for Administration of Pilot Scheme on Microfinance Companies in Hubei Province, and may be deemed not be in compliance with the provincial local regulatory policies;

●	Our current operations in China are territorially limited to the Hubei Province, and we lack product and business diversification;

Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●

Dunxin is a Cayman Islands holding company with no equity ownership in the VIE and we conduct our operations in China primarily through the VIE with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the a series of contractual arrangements entered into among True Silver, Chutian and certain shareholders of Chutian, which consist of the Exclusive Consigned Management Service Agreement, Exclusive Purchase Option Agreement, Shareholders’ Voting Proxy Agreement, and Share Pledge Agreement (the “VIE Agreements”) that establish the structure for the VIE in China do not comply with PRC laws and regulations, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or we be forced to relinquish our interests in the VIE. Our holding company in the Cayman Islands, our PRC subsidiary, the VIE, and investors of Dunxin face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and the Company as a whole;

●

We rely on contractual arrangements with the VIE and its shareholders for our business operations, and these contractual arrangements may not be as effective as direct ownership in providing control over the VIE. We rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the VIE may not act in the best interests of Dunxin or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with the VIE;

●

Any failure by the VIE or its shareholders to perform their obligations under the contractual arrangements with them would have a material adverse effect on our business. If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC law;

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The shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. The shareholders of the VIE may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material adverse effect on the Company’s ability to effectively control the VIE and receive economic benefits from them. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings;

●

The Company’s current corporate structure and business operations may be affected by the newly enacted PRC Foreign Investment Law which does not explicitly classify whether VIEs that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors;

●

We rely on contractual arrangements with the VIE and its shareholders to operate our business, which may not be as effective as direct ownership in providing operational control and otherwise have a material adverse effect as to our business; and

●	Any failure by the VIE or its shareholders to perform their obligations under the Company’s contractual arrangements with them would have a material adverse effect on our business.

Risks Related to our Ordinary Shares and ADSs

We face risks and uncertainties related to our ordinary shares and ADSs, including, but not limited to, the following:

●	The trading prices of our ADSs are likely to be volatile, which could result in substantial losses to investors;

●	If securities or industry analysts publish negative reports about our business, the price and trading volume of our ADSs could decline;

●	Our ADSs would be subject to delisting from the NYSE American if we are unable to achieve and maintain compliance with the NYSE American’s continued listing standards;

●	Substantial future sales or perceived sales of our ADSs in the public market could cause the price of our ADSs to decline;

●	Our articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ADSs and ordinary shares;

●	You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you; and

●

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings and you may not receive distributions with respect to the underlying ordinary shares if it is impractical to make them available to you.

Corporate Information

Our principal executive offices are currently located at 27th Floor, Lianfa International Building, 128 Xudong Road, Wuchang District, Wuhan City, Hubei Province, the People’s Republic of China. The Company’s current telephone number at this address is +86-27-87303888. The Company’s registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our current website is http://hbctxed.com. The information contained on our website or any third-party websites does not constitute a part of this prospectus supplement. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.

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The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Business overview

General

We offered loan facilities to micro sized enterprises, SMEs, sole proprietors and individuals. We used our website http://hbctxed.com and our membership in certain industry associations to promote and to provide information about the Company and our products. After learning about the Company and our products, borrowers approached us to apply for their loans. We provided loans to individuals and companies through our credit teams.

Most of our borrowers were individuals and companies. Our typical size loans were around RMB 4.0 million (US$0.6 million) for individuals, and are around RMB7.0 million (US$1.1 million) for companies. Upon loan origination, our loans were either guaranteed or secured and have payment terms that are typically become due within twelve (12) months, subject to annual renewal of terms. However, in 2019, we began to experience defaults on our loans. As of December 31, 2022, we had loans of an aggregate of principal amount of RMB753.0 million (US$109.2 million), which were all overdue. Due to the severe financial restraint, we have suspended offering loans to our customers since the second half year of 2019 and we are exploring new opportunities in supply chain finance.

The following is a general description of our loan products that were offered prior to the suspension of our microfinance lending business:

•

Consumer Loans. We offered guarantee-backed personal loans, with terms ranging from three (3) months to six (6) months and with amounts ranging from RMB10,000 (US$1,440) to RMB100,000 (US$14,402), to working individuals. To qualify for this loan, the borrower must be domiciled in Wuhan and hold a Wuhan household registration. In addition, the borrower must have a reasonable loan purpose and a repayment plan. Borrowers were permitted to pay back the loan with their future salaries. We did not require any collateral for this loan; however, the borrower and a third-party guarantor were jointly and severally liable for the repayment of the loan.

•

Commercial Loans. We offered secured loans, with terms ranging from three (3) months to twelve (12) months and with amounts ranging from RMB100,000 (US$14,402) to RMB500,000 (US$72,014), to private business owners or individual business owners operating within Wuhan. This loan was mainly offered to businesses that encountered temporary cash flow difficulties. In order to qualify, the borrower’s business must be in good standing with the fixed operation office and registered office in Wuhan. In addition, the borrower must have a reasonable loan purpose and a repayment plan. This loan was either secured by assets as collateral or guaranteed by a third-party.

•

Collateral-Backed Loans. We offered collateral-backed loans, with terms ranging from three (3) months to twelve (12) months and amounts ranging from RMB500,000 (US$72,015) to RMB3,000,000 (US$432,090) to individuals, private business owners, private enterprises, and other business entities in Hubei Province. The borrower was required to have a reasonable loan purpose and a repayment plan, and if the borrower was a business, the business must be in good standing with stable cash flow. The borrower must own real property or an automobile, and the loan was secured by assets as collateral.

•

Enterprise Loans. We offered collateral-backed loans, with terms ranging from three (3) months to twelve (12) months and lines of credit ranging from RMB3,000,000 (US$436,000) to RMB7,000,000 (US$1.0 million), to small and SME borrowers operating businesses in Hubei Province. The main purpose of this loan was to satisfy the borrower’s temporary cash flow needs. Borrowers were required to have a reasonable loan purpose, a repayment plan, and the business must be in good standing with stable cash flow. The loan was secured by assets as collateral with complete collateral ownership certification documents.

S-11

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Securities Offered:	1,090,000 ADSs representing 523,200,000 ordinary shares

Public Offering Price of ADSs	$1.00 per ADS

Ordinary Shares Outstanding Immediately Before the Offering	1,384,429,144 ordinary shares

Ordinary Shares to be Outstanding Immediately After this Offering	1,907,629,144 ordinary shares

The ADSs	Each ADS represents four hundred and eighty (480) ordinary shares. See “Description of the American Depositary Share” in the accompanying prospectus.

Use of Proceeds:

We estimate the net proceeds from this offering will be approximately $0.8 million, after deducting placement agent discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors:

Investing in our shares involves a high degree of risk. See “Risk Factors” beginning on page S-13 of this prospectus supplement, on page 21 of the accompanying prospectus and in our 2022 Annual Report on Form 20-F filed with the SEC, on May 15, 2023, for a discussion of certain factors you should consider before investing in our shares.

Market for the ADSs	Our ADSs are traded on the NYSE American under the symbol “DXF.”

S-12

RISK FACTORS

You should carefully consider the following material risk factors described below, together with other information in this prospectus supplement, the accompanying base prospectus and our Annual Reports on Form 20-F under Item 3, “Risk Factors” for the year ended December 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before you make a decision to invest in our shares of ADSs. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously impacted. As a result, the trading price, if any, of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to Our Securities and this Offering

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, subject to any agreed upon contractual restrictions under the terms of the Securities Purchase Agreement, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Future sales of our ADSs may cause the prevailing market price of our ADSs to decrease.

The issuance and sale of additional ADSs or securities convertible into or exercisable for ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

There has been and may continue to be significant volatility in the volume and price of our ADSs on NYSE American.

The market price of our ADSs has been and may continue to be highly volatile. Factors, including changes in the industry we operate in, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of funds and assets among the Company, its Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

S-13

As of the date of this prospectus supplement, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the above, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $0.8 million, after deducting placement agent commissions and discounts, and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of December 31, 2022:

●	on an actual basis;

●

on an as adjusted basis to give effect to the issuance and sale of the 1,090,000 ADSs in this offering at a public offering price of $1.00 per ADS, after deducting estimated offering fees and expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes and the sections entitled “Operating and Financial Review and Prospects” in our 2022 Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on May 15, 2023, as amended, which is incorporated by reference herein.

	As of December 31, 2022
	Actual	Pro Forma
	RMB’000	RMB’000
Total cash, cash equivalents, and restricted cash	295	6,907
Total current liabilities	312,111	312,111
Shareholders’ equity
Ordinary Shares, $0.00005 par value; 2,000,000,000 authorized; 1,042,458,184 issued and outstanding as of December 31, 2022	340	520
Additional paid-in capital	383,684	391,022
Statutory reserve	18,706	18,706
General risk reserve	9,180	9,180
Currency translation reserve	(231)	(231)
Accumulated loss	(181,049)	(181,955)
Non-controlling interests	57,528	57,528
Total shareholders’ equity	288,158	294,770
Total Liabilities and Equity	600,269	606,881

The information above is based on 1,042,458,184 ordinary shares issued and outstanding as of December 31, 2022.

S-14

DILUTION

Each ADS represents four hundred and eighty (480) ordinary shares. Investors of our ADSs offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their ordinary shares from the offering price of the ADSs. The net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and intangible assets. The net tangible book value of our ordinary shares as of December 31, 2022 was approximately RMB288.2 million or RMB0.28 per ordinary share. Net tangible book value per ordinary share is equal to our net tangible assets (tangible assets less total liabilities, excluding goodwill and intangible assets) divided by the number of ordinary shares issued and outstanding as of December 31, 2022.

Our pro forma as adjusted net tangible book value of our ADSs as of December 31, 2022 gives effect to the sale of the ADSs at the offering price of US$1.00 per ADS, prior to deducting the estimated offering expenses. Our post offering pro forma net tangible book value as of December 31, 2022, which gives effect to the receipt of the net proceeds from this offering and the issuance of additional ADSs in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2022, will be approximately RMB294.8 million, or RMB0.19 per ordinary share. This would result in increase of dilution to investors in this offering of approximately RMB0.17 per ordinary share.

The following table sets forth the estimated net tangible book value per ordinary share after this offering and the dilution to persons purchasing our ADSs in this offering based on the foregoing offering assumptions.

	Per Ordinary Share
Offering price per ADS	US$	1.00
Net tangible book value per ordinary share as of December 31, 2022	RMB	0.28
Decrease per ordinary share attributable to existing investors	RMB	(0.09)
Adjusted net tangible book value per ordinary share after giving effect to this offering	RMB	0.19
Dilution per ordinary share to new investors	RMB	0.17

The information above is based on 1,042,458,184 ordinary shares issued and outstanding as of December 31, 2022.

DESCRIPTION OF OUR SECURITIES

We are offering 1,090,000 ADSs pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares and ADSs are described under the caption “Description of Share Capital” and “Description of the American Depositary Shares of the accompanying prospectus, respectively.

PLAN OF DISTRIBUTION

Placement Agency Agreement and SPA

Spartan Capital Securities LLC has agreed to act as the exclusive Placement Agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement, dated July 25, 2023. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of our securities, but has agreed to use its “reasonable best efforts” to arrange for the sale of our securities.

We have entered into the Securities Purchase Agreement (the “Securities Purchase Agreement” or “SPA”) directly with the investor in this offering pursuant to which we plan to sell to such investor an aggregate of up to $1,090,000 worth ADSs. We negotiated the price for the ADSs offered in this offering with the investor. The factors considered in determining the price of the ADSs included the recent market price of our ADSs, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

S-15

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the Placement Agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs by the Placement Agent. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the ordinary course of their respective businesses, the Placement Agent or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has or may in the future receive customary fees and expenses.

We agreed to indemnify the investor against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investor as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We have agreed to pay the Placement Agent upon the closing of this offering (1) a cash fee equal to 7% of the aggregate purchase price of the securities offered under this prospectus supplement and accompanying prospectus; and (2) up to $55,000 to reimburse the Placement Agent for its out-of-pocket expenses (including counsel fee).

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The following table shows per share and total cash placement agent’s fees we will pay to the Placement Agent in connection with the sale of the ADSs pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ADSs offered hereby:

	Per ADS	Total
Public offering price	$1.00	$1,090,000
Placement agent’s fees	$0.07	$76,300
Proceeds, before expenses, to us	$0.93	$1,013,700

The table above does not reflect the reimbursement of the Placement Agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel.

We estimate expenses payable by us in connection with this offering, other than the Placement Agent’s fees and expenses referred to above, will be approximately $0.2 million.

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $0.8 million.

Transfer Agent and Registrar

S-16

The transfer agent and registrar for our ordinary shares is Maples Fund Services (Asia) Limited. The transfer agent and registrar’s address is 16th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong. The depositary bank for our ADSs is Deutsche Bank Trust Company Americas. The depositary bank’s address is 1 Columbus Circle, New York, New York 10019.

Listing

Our Ordinary Shares are quoted on the NYSE American under the trading symbol “DXF”.

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be opined upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li LLC. Bevilacqua PLLC is counsel to the Placement Agent in connection with this offering.

EXPERTS

The financial statements as of December 31, 2022 and for the year then ended included in this prospectus supplement have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 2021 and 2020 and for the years then ended included in this prospectus supplement have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The U.S. Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC under the Exchange Act:

●	Our Annual Report on Form 20-F, as amended, for the year ended December 31, 2022, filed on May 15, 2023; and

●

The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A12B filed on December 27, 2017, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

S-17

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may obtain a copy of these filings, without charge, by writing or calling us at:

DUNXIN FINANCIAL HOLDINGS LIMITED

27th Floor, Lianfa International Building

128 Xudong Road, Wuchang District

Wuhan City, Hubei Province 430063

People’s Republic of China

+86-27-87303888

Attention: Yuan Gao, Chief Executive Officer

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus supplement any of the information included on our website.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to our ADSs offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding the ADSs and us, please refer to the registration statement and the exhibits filed as part of the registration statement.

We maintain a corporate website at http://hbctxed.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

S-18

PROSPECTUS

DUNXIN FINANCIAL HOLDINGS LIMITED

US$300,000,000

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time up to US$300,000,000, or its equivalent in any other currency, of our ordinary shares, par value US$0.00005 per share, including in the form of American Depositary Shares, or ADSs, preferred shares, warrants to purchase ordinary shares, including in the form of ADSs, subscription rights and a combination of such securities, separately or as units, in one or more offerings. Each ADS represents the right to receive forty-eight (48) ordinary shares. This prospectus provides a general description of offerings of these securities that we may undertake.

As used in this prospectus,

-	“Dunxin” refers to Dunxin Financial Holdings Limited;

-

“PRCsubsidiaries” refer to, collectively, (i) Chutian Financial Holdings (Hong Kong) Limited, our wholly owned Hong Kong subsidiary, and (ii) Wuhan Chutian Investment Holding Limited., a wholly owned PRC subsidiary;

-	“Non-PRC subsidiary” refers to True Silver Limited, our wholly owned Cayman Island subsidiary;

-	“VIE” refers tothevariable interest entity, Hubei Chutian Microfinance Co., Ltd., a PRC company;and

-	“we,” “us,” orthe “company,” refers to Dunxin Financial Holdings Limited, its subsidiaries, and the VIE.

Dunxin is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries and through contractual arrangements with a variable interest entity, or the VIE, based in China. PRC laws and regulations restrict and impose conditions on foreign investment in microfinance lending businesses. Accordingly, we operate our microfinance lending business in China through Hubei Chutian Microfinance Co., Ltd., a variable interest entity, which we refer to as the VIE in this prospectus, and rely on contractual arrangements among our PRC subsidiary, the VIE and its shareholders. We have evaluated the guidance in IFRS 10 Consolidated Financial Statements and IFRS 12 Disclosure of Interests in Other Entities and consolidate the results of the VIE in our financial statements, for accounting purposes, based upon such contractual arrangements. Because we do not hold equity interests in the VIE, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements among our wholly owned PRC subsidiary, the VIE, and the shareholders of the VIE. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our Ordinary Shares may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Risk Factors—Risks Relating to Doing Business in the PRC.” Investors in our ordinary shares thus are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a Cayman Islands holding company and investors may never hold equity interests in the VIE.

We refer to our ADSs, ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

i

We may from time to time, offer to sell the securities through public or private transactions, through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors (including our shareholders), on a continuous or delayed basis on or off the NYSE American LLC (“NYSE American”), at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The supplement to this prospectus for each offering of securities will describe in detail the plan of distribution for that offering.

Our ADSs are listed on the NYSE American, under the symbol “DXF.” The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of July 15, 2022, was approximately $3.59 million, which was calculated based on 366,128,779 Ordinary Shares held by non-affiliates and the per ADS price of $0.47 (which equals approximately $0.00979 per Ordinary Share), which was the closing price of our ADS on the NYSE American on July 15, 2022. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting ordinary shares held by non-affiliates in any 12-month period so long as the aggregate market value of our issued and outstanding voting and non-voting ordinary shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are a “smaller reporting company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Investing in the securities involves risks. See “Risk Factors” beginning on page 17 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated herein by reference.

We face various legal and operational risks and uncertainties related to doing business in China. Substantially all of our business operations in China are conducted through the VIE, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, the use of variable interest entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. For a detailed description of risks related to doing business in China, see “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), which is incorporated herein by reference, and “Risk Factors—Risks Related to Doing Business in China” on page 13 of this prospectus.

We are also subject to risks associated with our contractual arrangements with the VIE. Our holding company that investors will own may never have an ownership interest in the businesses that are conducted by the VIE. If the PRC government finds that the agreements that establish the structure for operating our business in China do not comply with PRC laws and regulations, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or we be forced to relinquish our interests in those operations. This would result in the VIE being deconsolidated. Substantially all of our assets, including the necessary licenses to conduct business in China, are held by the VIE. Substantially all of our revenues are generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. Our holding company, our PRC subsidiaries, the VIE, and investors of Dunxin face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, see risks disclosed under “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2021 Annual Report, which is incorporated herein by reference, and “Risk Factors—Risks Related to Our Corporate Structure” on page 15 of this prospectus.

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We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIE, significant depreciation or a complete loss of the value of our Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, Dunxin, our PRCsubsidiaries, and the VIE have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Hubei Zeth Law Firm, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.” According to our PRC counsel, Hubei Zeth Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission or any other PRC governmental authorities for our overseas listing. As of the date of this prospectus, our PRC subsidiaries and the VIE have not received any inquiry, notice, warning, or sanctions regarding our overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our PRC subsidiaries and the VIE, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our PRCsubsidiaries, or the VIE to obtain regulatory approval from Chinese authorities for listing in the U.S.

The VIE is not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Hubei Zeth Law Firm, other than those requisite for a domestic company in China to engage in the businesses similar to those of the VIE, our PRC subsidiaries or the VIE is not required to obtain any permission from Chinese authorities, including the China Securities Regulatory Commission, the CAC, or any other governmental agency that is required to approve the operations of our PRC subsidiaries and the VIE. However, if our PRC subsidiaries or the VIE does not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our PRC subsidiaries or the VIE’s relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations of our PRC subsidiaries or the VIE, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, our PRC subsidiaries or the VIE has received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, Audit Alliance LLP. While our auditor is based in Singapore and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the stock exchange. If our auditor cannot be inspected by the PCAOB for three consecutive years all trading of our securities may be prohibited, including over-the-counter trading. The Accelerating Holding Foreign Companies Accountable Act, if enacted, would decrease the number ofnon-inspection years from three years to two years. See risks disclosed under “Item 3.D. Key Information—Risk Factors— Risks Related to Doing Business in China” in our 2021 Annual Report, which is incorporated herein by reference.

As a holding company, Dunxin relies on dividends and other distributions on equity paid by its operating PRC subsidiaries and the VIE for cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders or to service any expenses it may incur. Our PRC subsidiaries and the VIE’s ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries and the VIE to pay dividends to their respective shareholders only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, under PRC law, our PRC subsidiariesand the VIE is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserves are not distributable as cash dividends. If our PRC subsidiaries and the VIE incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Dunxin. To date, there have not been any such dividends or other distributions from our PRC subsidiaries and the VIE to our non-PRC subsidiary located outside of China. In addition, as of the date of this prospectus, our PRC subsid iaries and the VIE have never issued any dividends or distributions to Dunxin or its shareholders outside of China. Furthermore, as of the date of this prospectus, neither Dunxin nor any of its subsidiaries have ever paid dividends or made distributions to U.S. investors. Dunxin is permitted under PRC laws and regulations as an offshore holding company to provide funding to its PRC subsidiaries and the VIEin China through shareholder loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. According to the relevant PRC regulations on foreign-invested enterprises in China, there are no quantity limits on Dunxin’s ability to make capital contributions to its PRCsubsidiaries and the VIE. However, our PRC subsidiaries and the VIE may not procure loans which exceed the difference between their respective registered capital and total investment amount as recorded in the Foreign Investment Comprehensive Management Information System. In the future, cash proceeds raised from overseas financing activities may continue to be transferred by Dunxin to the PRC subsidiariesand the VIE via capital contribution or shareholder loans, as the case may be. Dunxin did not make any cash contributions to the VIE and its PRC subsidiaries and there was no transfer of cash among Dunxin, the VIE and PRC subsidiaries for the fiscal years ended December 31, 2020 and 2021. See “Prospectus Summary—VIE Financial Information” on pages 12 to 15 of this prospectus. We intend to retain most, if not all, of our available funds and any future earnings for the development and growth of our business in China. We do not expect to pay dividends in the foreseeable future. There are limitations on our ability to transfer cash between Dunxin, our PRC and non-PRCsubsidiaries and the VIE, and there is no assurance that the PRC government will not intervene or impose restrictions on the ability of Dunxin, our PRC and non-PRC subsidiaries and the VIE to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, could restrict deployment of the cash into Dunxin’s, our PRC subsidiaries’ and the VIE’s business and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, our PRC subsidiaries, non-PRC subsidiaries and the VIE, see “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China—Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from the VIE’s operating activities into foreign currencies and may materially and adversely affect the value of your investment.” For a detailed description of our cash management policies, see “Prospectus Summary—Dividends and Other Distributions”

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2022.

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You should rely only on the information provided by this prospectus, any prospectus supplement and any information incorporated by reference. We have not authorized anyone else to provide you with different or additional information or to make any representations other than those contained in or incorporated by reference to this prospectus or any accompanying prospectus supplement. We have not taken any action to permit a public offering of the securities described in this prospectus outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must observe any restrictions relating to the offering of the securities described in this prospectus and the distribution of this prospectus outside of the United States. This prospectus is not an offer to sell, or solicitation of an offer to buy, any securities in any circumstances under which the offer of solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the securities in one or more offerings. The securities to be sold pursuant to this registration statement may have a total aggregate value of up to US$300,000,000. This prospectus does not contain all of the information included in the registration statement. You should refer to the registration statement including the exhibits before making a decision to purchase any securities described in this prospectus.

The information in this prospectus is accurate as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor the sale of any securities described in this prospectus means that information contained in this prospectus is correct after the date of this prospectus or as of any other date. We will provide a prospectus supplement each time we sell any securities described in this prospectus and you should read both this prospectus and the prospectus supplement, together with any information incorporated by reference, before making an investment decision.

A prospectus supplement may provide updated, changed or additional information to the information contained in this prospectus. You should rely on the information contained in the prospectus supplement to the extent there is any conflict between the information contained in this prospectus and the prospectus supplement. Any statement in a prospectus supplement or any document incorporated by reference with a later date will supersede or modify an earlier statement in any document with an earlier date. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.

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You may access the registration statement, exhibits and other reports we file with the SEC on its website at www.sec.gov. More information regarding how you can access this and other information is included under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context implies otherwise:

●	“ADRs” refers to American depositary receipts that evidence our ADSs;

●	“ADSs” refers to our American depositary shares, each ADS representing the right to receive forty-eight (48) ordinary shares, par value US$0.00005 per share;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding Taiwan, for the purpose of this prospectus only;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	“Chutian” refers to Hubei Chutian Microfinance Co., Ltd., a PRC company, and a variable interest entity of the company which we indirectly hold 80% equity interests;

●	“Chutian Holding” refers to Wuhan Chutian Investment Holding Limited, a PRC company and our wholly foreign owned enterprise;

●	“Dunxin” refers to Dunxin Financial Holdings Limited, a Cayman Islands exempted company;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

●	“IFRS” refers to International Financial Reporting Standards that are issued by the International Accounting Standards Board (“IASB”);

●

“microfinance” refers to regulated private lending market for improving financial services to individuals, small and medium-sized enterprises (“SMEs”), expanding financing channels, making efforts to ease the difficulties in financing faced by individuals and SMEs and to encourage the innovation of financial products and services;

●	“ordinary shares” refers to our ordinary shares, par value US$0.00005 per share;

●	“Renminbi” or “RMB” refers to the legal currency of the People’s Republic of China;

●	“subscription rights” refers to our rights to be issued under this registration statement;

●	“units” refers to our units to be issued under this registration statement;

●	“U.S. dollars”, “US$” and “$” refer to the legal currency of the United States;

●	“VIE” refers to variable interest entity, Hubei Chutian Microfinance Co., Ltd., a PRC company and the operating company of Dunxin Financial Holdings Limited;

●	“warrants” refers to our warrants to be issued under this registration statement; and

●	“we”, “us”, or the “company” refers to Dunxin Financial Holdings Limited, its subsidiaries, and the VIE, unless the context requires otherwise.

Unless otherwise noted, all other financial and other data related to the company in this prospectus is presented in U.S. dollars. We present our financial results in RMB. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Renminbi into U.S. dollars in this prospectus were made at the rate at RMB 6.3726 to US$1.00, the exchange rate as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System in effect as of December 30, 2021.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference may contain forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, any prospectus supplement, any free writing prospectus, or the documents incorporated by reference, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

●	the potential impact on our business of the economic, political and social conditions of the PRC;

●	any changes in the laws of the PRC or local province that may affect our operation;

●	the impact of COVID-19 on our operations and business plans;

●	our ability to operate as a going concern;

●	our ability to execute our plan to enter into businesses based on metaverse related technologies;

●	the liquidity of our securities;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to develop and market our microfinance lending business in the future;

●	our exposure to risk associated to the geographic concentration of loans in Hubei Province, China;

●	our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

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●	our ability to collect loan principal and interest timely and effectively and to pay our debt timely;

●	our ability to maintain effective internal control over financial reporting;

●	our ability to maintain or increase our market share in the competitive markets in which we do business;

●	our dependence on the growth in demand for our loan products;

●	our ability to diversify our product offerings and capture new market opportunities;

●	the costs and losses we may incur as a result of current ongoing and future litigation and claims;

●	our estimates of expenses, capital requirements and needs for additional financing and our ability to fund our current and future operations;

●	the costs we may incur in the future from complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

●	the loss of key members of our senior management.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement, any free writing prospectus, or any document incorporated by reference, that prospectus supplement, free writing prospectus or document. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Important factors that could cause our actual results to differ materially from our expectations are disclosed and described under “Risk Factors” elsewhere in this prospectus, “Risk Factors” in Item 3.D. to our 2021 Annual Report and incorporated by reference in this prospectus, any prospectus supplement, any free writing prospectus and in filings incorporated by reference, and the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

Investors in our securities are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a Cayman Islands holding company.

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated herein by reference. This summary does not contain all of the information that you should consider before investing in the securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our 2021 Annual Report and the historical consolidated financial statements and the related notes to those financial statements incorporated herein by reference.

Overview

Dunxin is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries and through contractual arrangements with the VIE, Chutian, in China. We primarily engaged in the business of providing loan facilities to micro sized enterprises, SMEs, sole proprietors and individuals in Hubei province of the People’s Republic of China. We operate our microfinance lending business through the VIE, Chutian. Substantially all of our operations are conducted in the PRC through Chutian, which holds all the certificates, business license and other requisite licenses for the microfinance lending businesses.

We provided family-run businesses, farmers and individual borrowers with working capital and bridge financing support, primarily through means of short-term loans based upon their needs and qualifications. Due to the severe financial restraint, we suspended offering loans to our customers in the second half year of 2019 and plan to explore new opportunities based on metaverse related technologies.

Industry and Market

Under China’s current financial systems, most commercial loans are made by China’s state-owned banks and commercial banks. However, due to concerns over payment risks, the banks in China tend to only lend to large private companies and state-owned companies. The SMEs and individuals have historically been an underserved segment of the Chinese banking market while SME’s represent a significant part of China’s economy.

The number of SMEs in China is significant. They account for over 99% of China’s total enterprises. According to data compiled by the State Council Information Office PRC in November 2021, SMEs account for nearly 60% of the GDP and 80% of the overall employment. As a result, SME financing demands are on the rise. In some degree, the microfinance lending companies fill the gaps in China’s financial system by serving farmers, individuals and the SMEs.

In most cases, the application process for microfinance companies is easier than traditional bank loans, and the borrowers typically receive loan approval and funds faster. However, the loan fees and interest charged by microfinance companies tend to be higher than traditional banks.

In a statement made by the China State Council in December 2015 (Positively Promote the New Consumption Leading Role to Accelerate a New Supply and New Motive Force), “China needs to promote financial products and service innovation, to support the development of consumption loan, encourage the qualified market entities to establish consumption financial companies, expand the pilot consumption financial companies to the whole country.”

In June 2017, the Ministry of Finance and the State Administration of Taxation jointly issued The Notice of Tax Policies Regarding Microfinance Companies to reduce the taxation burden of microfinance companies. This was seen as a positive move to promote the microfinance companies in China by helping to reduce operating costs.

Our Business

We offered loan facilities to micro sized enterprises, SMEs, sole proprietors and individuals. We used our website http://hbctxed.com and our membership in certain industry associations to promote and to provide information about our company and our products. After learning about our company and our products, borrowers approached us to apply for their loans. We provided loans to individuals and companies through our credit teams.

Most of our borrowers are individuals and companies. Our typical size loans for individuals are around RMB 4.0 million (US$0.6 million), and are around RMB7.0 million (US$1.1 million) for companies. Upon loan origination, our loans are either guaranteed or secured and have payment terms that are typically become due within twelve (12) months, subject to annual renewal of terms. However, in 2019, we began to experience defaults on our loans. As of December 31, 2021, we had loans of an aggregate of principal amount of RMB754.4 million (US$118.4 million), among which RMB301.8 million (US$47.4 million), or around 40% were in default. In addition, due to the severe financial restraint, we have suspended offering loans to our customers since the second half year of 2019 and we plan to explore new opportunities based on metaverse related technologies.

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The following is a general description of our loan products that were offered prior to the suspension of our microfinance lending business:

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Consumer Loans. We offered guarantee-backed personal loans, with terms ranging from three (3) months to six (6) months and with amounts ranging from RMB10,000 (US$1,440) to RMB100,000 (US$14,402), to working individuals. To qualify for this loan, the borrower must be domiciled in Wuhan and hold a Wuhan household registration. In addition, the borrower must have a reasonable loan purpose and a repayment plan. Borrowers were permitted to pay back the loan with their future salaries. We did not require any collateral for this loan, however, the borrower and a third-party guarantor were jointly and severally liable for the repayment of the loan.

●

Commercial Loans. We offered secured loans, with terms ranging from three (3) months to twelve (12) months and with amounts ranging from RMB100,000 (US$14,402) to RMB500,000 (US$72,014), to private business owners or individual business owners operating within Wuhan. This loan was mainly offered to businesses that were encountering temporary cash flow difficulties. In order to qualify, the borrower’s business must be in good standing with the fixed operation office and registered office in Wuhan. In addition, the borrower must have a reasonable loan purpose and a repayment plan. This loan was either secured by assets as collateral or guaranteed by a third-party.

●

Collateral-Backed Loans. We offered collateral-backed loans, with terms ranging from three (3) months to twelve (12) months and amounts ranging from RMB500,000 (US$72,015) to RMB3,000,000 (US$432,090) to individuals, private business owners, private enterprises, and other business entities in Hubei Province. The borrower was required to have a reasonable loan purpose and a repayment plan, and if the borrower was a business, the business must be in good standing with stable cash flow. The borrower must own real property or an automobile, and the loan was secured by assets as collateral.

●

Enterprise Loans. We offered collateral-backed loans, with terms ranging from three (3) months to twelve (12) months and lines of credit ranging from RMB3,000,000 (US$436,000) to RMB7,000,000 (US$1.0 million), to small and SME borrowers operating businesses in Hubei Province. The main purpose of this loan was to satisfy the borrower’s temporary cash flow needs. Borrowers were required to have a reasonable loan purpose, a repayment plan, and the business must be in good standing with stable cash flow. The loan was secured by assets as collateral with complete collateral ownership certification documents.

Our Strategy

Before we suspended offering loans to our customers since the second half year of 2019, our objective was to become a leading lending institution that caters to serving the financial needs of consumers and small and medium-sized companies with funding flexibility and limited credit exposure. Despite the extremely limited capital resources and severe financial restraints, we intend to implement a two-pronged strategy to restore our operations and explore new business opportunities:

●	Existing Operations: We intend to improve our cash position by our continuous effort to collect existing loan and interest receivables.

●

New Business Opportunities: We studied and analyzed various projects in medical health, bio-pharmaceuticals, cold chain logistics, big data and block chain industries during the past two years, and we believe there will be potential business opportunities in businesses based on metaverse related technologies. Specifically, we plan to focus on the following business segments: (a) acquiring or establishing a non-fungible token (NFT) digital copyrights confirmation and trading platform; (b) creating and publishing metaverse related contents such as block chain, artificial intelligence, 3D modeling and big data; (c) establish an intelligent supercomputing power center.

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Recent Developments

Dunxin announced its plan to transition from microfinance to metaverse related business in November 2021, On December 29, 2021, Dunxin entered into a non-binding Letter of Intent in connection with business cooperation with Fengniao (International) Network Technology Co., Ltd., a technology company based in Hong Kong that is engaged in the development of digital technology, research and development, production and sales of servers ("Fengniao"). According to this Letter of Intent, Dunxin and Fengniao plan to set up a Computing Power Investment Fund with the total investment amount of RMB1 billion, and an intelligence computing power center in Hong Kong and other overseas regions in the next three to five years. In addition, Dunxin and Fengniao plan to cooperate on setting up data center, distributed computing network, big data and computing power services. However, as of the date of this prospectus, Dunxin and Fengniao are still in the planning stage of the proposed collaboration. There can be no assurances that Dunxin will set up the Computing Power Investment Fund at all, or that if it is set up that it will be funded and be successful.

On January 10, 2022, Dunxin entered into a non-binding Letter of Intent in connection with business cooperation with Wuhan Shumu Equity Investment Fund Management Co., Ltd., a block chain game company ("Shumu"). According to the Letter of Intent, Dunxin and Shumu plan to cooperate on, among others, the setup of a digital copyright online trading platform, digitalized registration, trading and protection of copyrights, block chain and digital copyrights funds. Although Dunxin has not finalized the specifics of the platform or the investment amounts due to delay caused by the resurgence of COVID-19 and extensive lockdown measures across China, Dunxin plans to have further discussions with Shumu to implement the agreements under the Letter of Intent with Shumu in the future. However, there can also be no assurances that Dunxin will be able to finalize any agreement with Shumu and if it is finalized that any platform will be successful.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People's Congress which became effective in 2008 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that State Administration for Market Regulation (“SAMR”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State Council. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors—Risks Related to Doing Business in China—The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.” As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the CSRC or any other PRC governmental authorities.

On July 10, 2021, the Cyberspace Administration of China published the Measures for Cybersecurity Review (Revised Draft for Comments), or the Measures, for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs.

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As advised by our PRC legal counsel, the PRC governmental authorities may have wide discretion in the interpretation and enforcement of these laws, including the interpretation of the scope of “critical information infrastructure operators. In anticipation of the strengthened implementation of cybersecurity laws and regulations and the continued expansion of our business, we may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect.

On December 24, 2021, the CSRC released the Draft Rules Regarding Overseas Listing. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the overseas listing application is submitted or the completion of the issuance of security in the follow-on offering. The required filing materials for an initial public offering and listing shall include but not limited to: regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable) and the filing materials for issuing overseas listing securities in an follow-on offering shall include but not limited to: record-filing and domestic legal opinion.

The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have not been promulgated, and we have not been required to obtain permission from the government of China for any offering pursuant to this prospectus. While the final version of the Draft Rules Regarding Overseas Listings are expected to be adopted in 2022, we believe that none of the situation that would clearly prohibit overseas offering and listing applies to us. In reaching this conclusion, we are relying on an opinion of our PRC counsel, Hubei Zeth Law Firm, and that there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain permissions from the Chinese government that is required to approve of our operations and/or any securities offerings that are conducted in the United States. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ADSs to significantly decline in value or become worthless.

PCAOB Inspection

As more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, Audit Alliance LLP. While our auditor is based in Singapore and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the stock exchange. If our auditor cannot be inspected by the PCAOB for three consecutive years all trading of our securities may be prohibited, including over-the-counter trading. The Accelerating Holding Foreign Companies Accountable Act, if enacted, would decrease the number ofnon-inspection years from three years to two years. See risks disclosed under “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China” in our 2021 Annual Report, which is incorporated herein by reference.

Holding Company Structure and Contractual Arrangements with the VIE

We conduct our operations in China primarily through our PRC subsidiaries and the VIE. PRC laws and regulations restrict and impose conditions on foreign investment in microfinance lending businesses. Accordingly, we operate our microfinance lending business in China through the VIE. We have evaluated the guidance in IFRS 10 Consolidated Financial Statements and IFRS 12 Disclosure of Interests in Other Entities and consolidate the results of the VIE in our financial statements, for accounting purposes, based upon such contractual arrangements. Investors in our ordinary shares or ADSs are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands and investors may never hold equity interests in the VIE, Chutian.

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Our holding company, Dunxin Financial Holdings Limited (formerly known as China Xiniya Fashion Limited), was incorporated in the Cayman Islands as an exempted limited liability company on June 24, 2010. On December 28, 2017, we completed the divestiture and acquisition transactions. In connection with the divestiture transaction, we divested our wholly-owned subsidiary, Xiniya Holdings Limited, a Hong Kong company, to Qiming Investment Limited, a British Virgin Islands company, in exchange for a purchase consideration of RMB228,000,000 (US$34,588,428). In connection with the acquisition transaction, we purchased all of the issued and outstanding ordinary shares of True Silver Limited, a British Virgin Islands company (“True Silver”) for a cash payment of RMB228,000,000 (US$34,588,428) and the issuance of 772,283,308 of our ordinary shares at RMB1.00 (US$0.15) per share, and True Silver became our wholly owned subsidiary. True Silver utilizes a VIE structure to operate and consolidate 80% of the financial results of Chutian.

As a result of the CIB transaction, Honest Plus and Perfect Lead, the former shareholders of True Silver, became the controlling shareholders of the Company. The CIB transaction was accounted for as a reverse acquisition, wherein True Silver is considered the acquirer for accounting and financial reporting purposes. Accordingly, we changed our business from an apparel business to a microfinance lending business in Hubei Province, China. We currently operate our microfinance lending business through Chutian.

The following is a brief description of each of Dunxin’s subsidiaries and the VIE:

●

Chutian HK. Chutian Financial Holdings (Hong Kong) Limited (“Chutian HK”) is a limited liability company incorporated on August 12, 2016, under the Companies Ordinance of Hong Kong. The total amount of paid-up share capital of Chutian HK is HKD10,000 with 100 ordinary shares. Chutian HK is wholly owned by True Silver.

●	Chutian Holding. Chutian Holding is a wholly foreign owned enterprise and a limited liability company in China established by Chutian HK on November 4, 2016.

●

Chutian. Chutian is a joint stock company incorporated under laws of PRC on February 20, 2013. Chutian currently holds a business license issued by the Administrative Approval Bureau of Wuchang District, Wuhan Municipality on April 25, 2017, which allows it to operate a microfinance business and provide individual and business loans to persons residing in and businesses operating in Hubei Province, China. Through a series of contractual arrangements entered into among Chutian Holding, Chutian and certain shareholders of Chutian, which consist of the Exclusive Consigned Management Service Agreement, Exclusive Purchase Option Agreement, Shareholders’ Voting Proxy Agreement, and Share Pledge Agreement the (collectively, the “VIE Agreements”), Chutian Holding is deemed to be the primary beneficiary of Chutian, for accounting purposes, and therefore can consolidate 80% of Chutian’s financial results.

The following is a brief description of the VIE Agreements entered into on August 10, 2017, among Chutian Holding, Chutian and certain shareholders of Chutian, through which we seek to control 80% equity interests of Chutian:

●

Exclusive Consigned Management Service Agreement. Pursuant to the Exclusive Consigned Management Service Agreement between Chutian and Chutian Holding, Chutian Holding was appointed as the exclusive services provider to Chutian (including its subsidiary, branches and any other invested entities) for the following services: comprehensive business support, including but not limited to, daily business management consulting, financial consulting, professionals and technical training during the term of this Agreement in accordance with the terms and conditions of this Agreement. For services rendered to Chutian by Chutian Holding under this Agreement, Chutian Holding is entitled to collect a service fee equal to 80% of the net operating income of Chutian (the “Service Fees”). The Service Fees are due and payable on a quarterly basis; provided, however, in principle, the payment of the Service Fees should not cause any difficulty to the operation of either party to this Agreement. The Exclusive Consigned Management Service Agreement has a term of five (5) years. Chutian is not entitled to unilaterally terminate this Agreement. Chutian Holding has the right to terminate this Agreement by giving a thirty (30) day prior notice to Chutian. This Agreement could be extended based on the originally agreed terms upon expiration if Chutian Holding gives written confirmation before expiration of the agreement. The period of extension will be decided by Chutian Holding, which Chutian is required to unconditionally accept.

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●

Exclusive Purchase Option Agreement. Under the Exclusive Purchase Option Agreement, Hubei New Nature Investment Co., Ltd, Ricky Qizhi Wei, Sizhi Yang, Yuyou Hu, Wanxin Deng, Jing Liang, Hailin Wang, and Wenting (Tina) Xiao (collectively “Shareholders holding 80% equity interests of Chutian”) irrevocably granted to Chutian Holding, or any third party designated by Chutian Holding, an exclusive purchase option right, at any time to purchase all or part of such shareholders’ current and future equity interests in Chutian, to the extent permitted by PRC laws and regulations. Apart from Chutian Holding or any third party designated by Chutian Holding, no other person has the right to purchase such equity interests in Chutian. Shareholders holding 80% equity interests of Chutian are required to transfer their respective equity interests in Chutian to Chutian Holding in accordance with their percentage ownership of such equity interests provided Chutian Holding selects to purchase such shareholders’equity interests. Chutian irrevocably granted to Chutian Holding or any third party designated by Chutian Holding an exclusive purchase option right, at any time to purchase all or substantially all of Chutian’s assets, to the extent permitted by PRC laws and regulations.

●

Shareholders’ Voting Proxy Agreement. Under the Voting Proxy Agreement, the Shareholders holding 80% equity interests of Chutian irrevocably granted and entrusted Chutian Holding or their designee to be their exclusive proxy to exercise their voting rights that they would have at a shareholders’ meeting or by written consent for the maximum period permitted pursuant to the PRC laws and in accordance with and within the limitations of the PRC laws and the then effective articles of association of Chutian, including but not limited to, the following rights:

(a)	to attend and participate in the shareholders’ meetings of Chutian as the voting proxy of the Shareholders holding 80% equity interests of Chutian;

(b)	to vote on the matters proposed at the shareholders’ meetings, including, but not limited to, voting on the appointment and election of the directors and supervisors of Chutian;

(c)	to suggest convening the shareholders’ meetings of Chutian; and

(d)	all other voting rights entitled to the shareholders of Chutian as stipulated in the articles of association of Chutian, as amended from time to time.

•

Share Pledge Agreement. Under the Share Pledge Agreement, the Shareholders holding 80% equity interests of Chutian pledged all of their equity interests in Chutian to Chutian Holding to guarantee the performance of Chutian’s obligations under the Exclusive Consigned Management Agreement, Shareholders Voting Proxy Agreement and Exclusive Purchase Option Agreement (the “Main Agreements”). The equity pledge under the agreement constitutes a continuous guarantee and remains effective before fulfillment of the obligations under the Main Agreements or full repayment of the guaranteed liability.

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As of the date of this prospectus, we, our PRC and non-PRC subsidiaries and the VIE have received from PRC and BVI authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China and BVI, and no permission or approval has been denied. The following table provides details of permissions held by our PRC and non-PRC subsidiaries and the VIE.

Company	License and Permission	Issuing Authority	Validity
Chutian	Business license	Administrative Examination and Approval Bureau of Wuchang District, Wuhan Province	Long-term
	Permission of establishment of Chutian and engaging in microfinance services	Finance Administration Office, Hubei Municipal People’s Government	Long-term
Chutian Holding	Business license	Administration of Bureau Industry and Commerce, Wuhan Province	Long-term
True Silver	Certificate of Incorporation	BVI Financial Services Commission	Long-term
Chutian HK	Certificate of Incorporation	Registrar of Companies, Hong Kong Special Administrative Region	Long-term

The following diagram illustrates our current corporate structure:

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The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE, and we may incur substantial costs to enforce the terms of the arrangements. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman holding company, to enforce these contractual arrangements and doing so may be quite costly. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. Further, the VIE Agreements have not been tested in a court of law. If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. Accordingly, the enforceability of the various contracts described above by our company against the VIE is dependent upon Ricky Qizhi Wei, our Chairman and Chief Executive Officer, who beneficially owns an aggregate of 80% of the equity interests in the VIE. If he fails to perform his obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that were designed to provide us effective control over the VIE. If this happens, we would need to deconsolidate the VIE. Substantially all of our assets, including the necessary licenses to conduct business in China are held by the VIE. Substantially all of our revenues are generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2021 Annual Report, which is incorporated by reference, and “Risk Factors—Risks Related to Our Corporate Structure” on page 15 of this prospectus.

VIE Financial Information

Set forth below is selected Consolidated Statements of Operations and cash flows for the fiscal years ended December 31, 2019, 2020 and 2021, and selected balance sheet information as of December 31, 2020 and 2021 showing financial information for Dunxin, PRC and non-PRC subsidiaries and the VIE, eliminating entries and consolidated information (RMB in thousands).

Consolidated Statements of Operations Information

		Year Ended December 31, 2021
		PRC and non-
	Dunxin	PRC subsidiaries	VIE	Eliminations	Consolidations

Interest income on loans	-	-	20,627	-	20,627
Interest expenses on loans	-	(239)	(21,135)	-	(21,374)
Business related taxes and surcharges	-	-	(452)	-	(452)
Total interest expense	-	(239)	(21,587)		(21,826)
Net interest loss	-	(239)	(960)	-	(1,199)
Credit impairment losses	-	-	(119,078)		(119,078)
Net interest loss after impairment loss	-	(239)	(120,038)		(120,277)
Non-interest and other income	387	-	-	-	387
Sales and marketing	-	-	(293)	-	(293)
General and administrative	(2,802)	(48)	(5,039)		(7,889)
Total operating costs and expenses	(2,802)	(48)	(5,332)		(8,182)
Net loss	(2,415)	(287)	(125,370)		(128,072)

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		Year Ended December 31, 2020
		PRC and non-PRC
	Dunxin	subsidiaries	VIE	Eliminations	Consolidations

Interest income on loans	-	-	105,570	-	105,570
Interest expenses on loans	-	(52)	(21,857)	-	(21,909)
Business related taxes and surcharges	-	-	(304)	-	(304)
Total interest expense	-	(52)	(22,161)	-	(22,213)
Net interest income	-	(52)	83,409	-	83,357
Credit impairment losses	-	-	(55,264)	-	(55,264)
Net interest income after impairment loss	-	(52)	28,145	-	28,093
Non-interest and other income	21	-	-	-	21
Sales and marketing	-	-	(170)	-	(170)
General and administrative	(3,229)	(14)	(4,847)	-	(8,090)
Total operating costs and expenses	(3,229)	(14)	(5,017)	-	(8,260)
Net (loss)/profit	(3,208)	(66)	23,128	-	19,854

		Year Ended December 31, 2019
		PRC and non-PRC
	Dunxin	subsidiaries	VIE	Eliminations	Consolidations

Interest income on loans	-	-	118,396	-	118,396
Interest expenses on loans	-	-	(19,846)	-	(19,846)
Business related taxes and surcharges	-	-	(435)	-	(435)
Total interest expense	-	-	(20,281)	-	(20,281)
Net interest income	-	-	98,115	-	98,115
Credit impairment losses	-	-	(24,694)	-	(24,694)
Net interest income after impairment loss	-	-	73,421	-	73,421
Non-interest and other income	-	-	173	-	173
Sales and marketing	-	-	(1,698)	-	(1,698)
General and administrative	(2,857)	(71)	(10,352)	-	(13,280)
Total operating costs and expenses	(2,857)	(71)	(12,050)	-	(14,978)
Net (loss)/profit	(2,857)	(71)	61,544	-	58,616

Consolidated Balance Sheet Information

		As of December 31, 2021
		PRC and non-PRC
	Dunxin	subsidiaries	VIE	Eliminations	Consolidations

Amount due from VIE	-	1,553	-	(1,553)	-
Amount due from PRC and non-PRC subsidiaries	-	319	13,640	13,959	-
Loans receivable, net of credit
impairment losses	-	-	555,133	-	555,133
Current assets	49	2,729	567,565	(13,966)	556,377
Amount due to VIE	(12,845)	(795)	-	13,640	-
Amount due to PRC and non-PRC subsidiaries	(319)	-	(1,553)	1,872	-
Investment in PRC and non-PRC subsidiaries	319	-	-	(319)	-
Equity in the VIE through the				-
VIE Agreements	979,728	-	-	(979,728)	-
Assets	980,096	2,737	609,751	(994,022)	598,562

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		As of December 31, 2020
		PRC and non-PRC
	Dunxin	subsidiaries	VIE	Eliminations	Consolidations

Loans receivable, net of credit
impairment losses	-	-	662,183	-	662,183
Current assets	51	1,004	673,583	(11,549)	663,089
Investment in PRC and non-PRC subsidiaries	319-	-	-	(319)	-
Equity in the VIE through the
VIE Agreements	979,728	-	-	(979,728)	-
Assets	1,003,535	1,012	718,742	(1,015,041)	708,248

Consolidated Cash Flows Information

	Year Ended December 31, 2021
		PRC and non-PRC
	Dunxin	subsidiaries	VIE	Eliminations	Consolidations

Total cash generated by operating activities	(2)	10,230	-	-	10,228
Total cash used in financing activities	-	(10,000)	-	-	(10,000)
Effect of exchange rate changes	71	-	-	-	71

Net increase in cash, cash equivalents and restricted cash	(2)	230	-	-	228

	Year Ended December 31, 2020
		PRC and non-PRC
	Dunxin	subsidiaries	VIE	Eliminations	Consolidations

Total cash used in operating activities	-	(624)	(2)	-	(626)
Total cash generated by financing activities	-	414	-	-	414
Effect of exchange rate changes	177	-	-	-	177
Net decrease in cash, cash equivalents and restricted cash	-	(210)	(2)	-	(212)

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	Year Ended December 31, 2019
		PRC and non-PRC
	Dunxin	subsidiaries	VIE	Eliminations	Consolidations

Total cash generated by operating activities	-	52	15,025	-	15,077
Total cash used in investing activities	-	-	(76)	-	(76)
Total cash used in financing activities	-	-	(18,462)	-	(18,462)
Effect of exchange rate changes	405	-	-	-	405
Net decrease in cash, cash equivalents and restricted cash		52	(3,513)	-	(3,461)

Transfer of Cash Through our Organization

Before 2020, the sources of funds of the VIE primarily consisted of loans from security exchanges and shareholders, and cash generated from operations.

For the years ended December 31, 2020 and 2021, due to the severe financial restraint, we suspended offering loans to our customers and the VIE primarily relied on the financial supporting from related company or PRC and non-PRC subsidiaries by means of paying relevant expenses on behalf of the VIE to maintain normal business operation. Dunxin did not make any cash contributions to the VIE and PRC and non-PRC subsidiaries and there was no transfer of cash among Dunxin, the PRC and non-PRC subsidiaries and the VIE for the fiscal years ended December 31, 2020 and 2021.

Dividends and Other Distributions

Dunxin is a holding company incorporated in the Cayman Islands and conducts businesses in China through its PRC and non-PRC subsidiaries and the VIE. We are permitted under PRC laws and regulations to provide funding to our WFOE only through loans or capital contributions, and to the VIE only through loans, and only if we satisfy the applicable government registration and approval requirements.

Dunxin may rely on dividends and other distributions on equity paid by our PRC subsidiaries and the VIE for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders or holders of our ADSs or to service any debt we may incur. If our PRC subsidiaries and the VIE incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. The Company’s PRC subsidiaries and the VIE is permitted to pay dividends only out of its retained earnings. However, the Company’s PRC subsidiaries and the VIE is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of the Company’s PRC subsidiaries’ and VIE’s net assets is prohibited from being distributed to its shareholders as dividends. To date, there have not been any such dividends or other distributions from our PRC subsidiaries or the VIE to our subsidiaries located outside of China. In addition, as of the date of this prospectus, none of our PRC subsidiaries and the VIE have ever issued any dividends or distributions to Dunxin or its shareholders outside of China. If our PRC subsidiaries or the VIE incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, as of the date of this prospectus, neither Dunxin nor any of its PRC subsidiaries and the VIE have ever paid dividends or made distributions to U.S. investors. In the future, cash proceeds raised from overseas financing activities may be transferred by us to our PRC subsidiaries and the VIE via capital contribution or shareholder loans, as the case may be.

We have maintained cash management policies which dictate the purpose, amount and procedure of cash transfers among Dunxin, the VIE and PRC and non-PRC subsidiaries. Cash transferred of less than RMB10.0 million (US$1.6 million) must be reported to and reviewed by Dunxin’s financial department and the PRC and non-PRC subsidiaries’and the VIE’s chief executive officer, and must be approved by the Chief Financial Officer and Chairman of Dunxin. Cash transfer in excess of RMB10 million (US$1.6 million) must be approved by board of directors of Dunxin.

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According to the Foreign Investment Law of the People’s Republic of China and its implementing rules, which jointly established the legal framework for the administration of foreign-invested companies, a foreign investor may, in accordance with other applicable laws, freely transfer into or out of China its contributions, profits, capital earnings, income from asset disposal, intellectual property rights, royalties acquired, compensation or indemnity legally obtained, and income from liquidation, made or derived within the territory of China in RMB or any foreign currency, and any entity or individual shall not illegally restrict such transfer in terms of the currency, amount and frequency. According to the Company Law of the People’s Republic of China and other Chinese laws and regulations, our PRC subsidiaries and the VIE may pay dividends only out of their respective accumulated profits as determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries and the VIE is required to set aside at least 10% of its accumulated after-tax profits, if any, each year to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Where the statutory reserve fund is insufficient to cover any loss the PRC subsidiaries and the VIE incurred in the previous financial year, its current financial year’s accumulated after-tax profits shall first be used to cover the loss before any statutory reserve fund is drawn therefrom. Such statutory reserve funds and the accumulated after-tax profits that are used for covering the loss cannot be distributed to us as dividends. At their discretion, our PRC subsidiaries and the VIE may allocate a portion of their after-tax profits based on Chinese accounting standards to a discretionary reserve fund.

There is no assurance that China’s government will not intervene or impose restrictions on the ability of Dunxin, its PRC subsidiaries and the VIE to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, could restrict deployment of the cash into our, our PRC subsidiaries’ and the VIE’s business and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, our subsidiaries and the consolidated VIEs, see “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China—Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from the VIE’s operating activities into foreign currencies and may materially and adversely affect the value of your investment.”

Renminbi is not freely convertible into other currencies. As result, any restriction on currency exchange may limit the ability of our PRC subsidiaries and the VIE to use their potential future renminbi revenues to pay dividends to Dunxin. The Chinese government imposes controls on the convertibility of renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of our PRC subsidiaries and the VIE to remit sufficient foreign currency to our offshore entities for our offshore entities to pay dividends or make other payments or otherwise to satisfy our foreign-currency-denominated obligations. The renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and foreign currency debt, including loans we may secure for our onshore subsidiary. Currently, our PRC subsidiaries and the VIE may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange of China (“SAFE”) by complying with certain procedural requirements. However, the relevant Chinese governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The Chinese government may continue to strengthen its capital controls, and additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions falling under both the current account and the capital account. Any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in renminbi to fund our business activities outside of China or pay dividends in foreign currencies to holders of our securities. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our PRC and non-PRC subsidiaries and the VIE. In addition, ADS holders may potentially be subject to Chinese taxes on dividends paid by us in the event we are deemed a Chinese resident enterprise for Chinese tax purposes. See “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China— PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary” and “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China—Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from the VIE’s operating activities into foreign currencies and may materially and adversely affect the value of your investment” in our 2021 Annual Report, which is incorporated by reference in this prospectus.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings.

Risks Related to Doing Business in China

We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

•

Changes in China’s economic, political or social conditions or government policies or in relations between China and the United States could have a material adverse effect on our business, financial condition and operations; and may result in our inability to sustain our growth and expansion strategies. See “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China—An adverse changes in political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.” on page 13 of our 2021 Annual Report;

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•

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, which could result in a material adverse change in our operations and the value of our ADSs. See “Item 3.D. Key Information—Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.” on page 10 of our 2021 Annual Report and “Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. Complying with evolving PRC laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may have a material adverse effect on our business, operating results and reputation as well as the trading price of our ADSs, and could also create uncertainties for any offering pursuant to this prospectus and affect our ability to offer or continue to offer securities to investors outside China.” on page 21 of this prospectus;

•

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures,” collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”) both of which have a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market and conduct follow-on offerings after the listing, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within three working days after the overseas listing application is submitted or the completion of the issuance of security in the follow-on offering. The required filing materials for an initial public offering and listing shall include but not limited to: regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable) and the filing materials for issuing overseas listing securities in an follow-on offering shall include but not limited to: record-filing and domestic legal opinion. The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ADSs to significantly decline in value or become worthless; See “Risk Factors—Risks Related to Doing Business in China—The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.” on page 18 of this prospectus;

•

The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. Any failure to obtain or delay in obtaining the requisite governmental approval for an offering, or a rescission of such approval, would subject us to sanctions imposed by the relevant PRC regulatory authority. See “Risk Factors—Risks Related to Doing Business in China—The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.” on page 19 of this prospectus;

•

The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Risk Factors—Risks Related to Doing Business in China—The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs.” on page 24 of this prospectus;

•

All of our officers and our directors reside outside the United States and substantially all of the assets of those persons are located outside of the United States. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgments obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors, as none of them currently resides in the U.S. or has substantial assets in the U.S. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Risk Factors—Risks Related to Doing Business in China—You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct all of our operations in China, and all of our officers and our directors reside outside the United States. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China”  on page 22 of this prospectus;

•

Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, could restrict deployment of the cash into our, our PRC subsidiaries’ and the VIE’s business and restrict the ability to pay dividends. There is no assurance that China’s government will not intervene or impose restrictions on the ability of us, our PRC subsidiaries or the VIE to transfer cash. See “Risk Factors—Risks Related to Doing Business in China—Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from the VIE’s operating activities into foreign currencies and may materially and adversely affect the value of your investment”  on page 22 of this prospectus;

•

Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections. See “Risk Factors—Risks Related to Doing Business in China—Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.” See “Risk Factors—Risks Related to Doing Business in China—Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.” on page 22 of this prospectus.

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Risks Related to Our Business and Industry

We are subject to risks and uncertainties related to our business and industry, including, but not limited to, the following:

●

Current ongoing litigation and future litigation, administrative proceedings or legal proceedings resulting from our lending business and liquidity issues have had, may continue to have, a material adverse effect on our lending business, financial conditions and operating results. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—Current ongoing litigation and future litigation, administrative proceedings or legal proceedings resulting from our lending business and liquidity issues have had, may continue to have, a material adverse effect on our lending business, financial conditions and operating results.” on page 24 of our 2021 Annual Report;

●

We have experienced and continue to experience severe liquidity issues resulting from our inability to timely collect payments of loan principal and interest as well as assets and cash being frozen as a result of involvement in various litigation. Our liquidity issues have further severely affected our ability to pay taxes, service providers, employees and others. Due to non-payment of our obligations when due, multiple significant legal proceedings against us were initiated by our shareholders, service providers and others. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—We have experienced and continue to experience severe liquidity issues resulting from our inability to timely collect payments of loan principal and interest as well as assets and cash being frozen as a result of involvement in various litigation. If we are unable to generate or raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the further reduction or suspension of our operations and ultimately our going out of business.” on page 24 of our 2021 Annual Report;

●

COVID-19 pandemic has adversely affected, and may continue to adversely affect, our financial and operating performance. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—COVID-19 pandemic has adversely affected, and may continue to adversely affect, our financial and operating performance.” on page 25 of our 2021 Annual Report;

●

We have experienced an increase in delinquency rates on loans from borrowers since 2019, which have materially and adversely affected our business and results of operations. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—We have experienced an increase in delinquency rates on loans from borrowers since 2019, which have materially and adversely affected our business and results of operations.” on page 26 of our 2021 Annual Report;

●

Our failure to pay taxes may result in penalties, which may materially and adversely affect our business, financial condition and results of operation. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—Our failure to pay taxes may result in penalties, which may materially and adversely affect our business, financial condition and results of operation.” on page 26 of our 2021 Annual Report;

●

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.” on page 28 of our 2021 Annual Report;

●

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud, and investor confidence and the market price of our ADSs may be adversely impacted.” on page 27 of our 2021 Annual Report;

●

Our limited operating history makes it difficult to evaluate our business and prospects. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—Our limited operating history makes it difficult to evaluate our business and prospects.” on page 28 of our 2021 Annual Report;

●

Our Chairman and Chief Executive Officer, Mr. Ricky Qizhi Wei, has been, and may continue to be, involved in litigation and legal proceedings involving his other companies and our main operating company. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—Our Chairman and Chief Executive Officer is currently named in other litigations and legal proceedings, which could affect his involvement in our lending business, and also our business and operations.” on page 29 of our 2021 Annual Report;

●

Potential dispute over ownership of our main operating company, the VIE, may adversely affect our business. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—Potential dispute over ownership of Chutian may adversely affect our business.” on page 29 of our 2021 Annual Report;

●

We have very limited cash and we need additional capital which, if obtained, could result in dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—We have very limited cash and we need additional capital which, if obtained, could result in dilution or significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.” on page 29 of our 2021 Annual Report;

●

Our microfinance business is subject to extensive regulation and supervision by state, provincial and local government authorities, and we do not strictly adhere to one of the principles under Measures for Administration of Pilot Scheme on Microfinance Companies in Hubei Province, and may be deemed not be in compliance with the provincial local regulatory policies. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—We do not strictly adhere to one of the principles under Measures for Administration of Pilot Scheme on Microfinance Companies in Hubei Province, and may be deemed not be in compliance with the provincial local regulatory policies.” on page 32 of our 2021 Annual Report; and

●

Our current operations in China are territorially limited to Hubei Province, and we lack product and business diversification. See “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—Our current operations in China are territorially limited to the Hubei Province.” and “Item 3.D. Key Information—Risk Factors—Risk Factors Related to Our Business—We lack product and business diversification. Accordingly, our future revenues and earnings are more susceptible to fluctuations than a more diversified company.” on page 33 and 34 of our 2021 Annual Report respectively.

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Risks Related to Our Corporate Structure

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●

Dunxin is a Cayman Islands holding company with no equity ownership in the VIE and we conduct our operations in China primarily through the VIE with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in the VIE but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the a series of contractual arrangements entered into among True Silver, Chutian and certain shareholders of Chutian, which consist of the Exclusive Consigned Management Service Agreement, Exclusive Purchase Option Agreement, Shareholders’ Voting Proxy Agreement, and Share Pledge Agreement (the “VIE Agreements”) that establish the structure for operating our business in China do not comply with PRC laws and regulations, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or we be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our PRC subsidiaries, the VIE, and investors of Dunxin face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and the Company as a whole; See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure—PRC laws and regulations governing our businesses and the validity of certain of the Company’s contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in PRC laws and regulations or changes in interpretations thereof may materially and adversely affect our business.  ” on page 41of our 2021 Annual Report and “Risk Factors—Risks Related to Our Corporate Structure—PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in PRC laws and regulations or changes in interpretations thereof may materially and adversely affect our business.” on page 17 of this prospectus;

●

We rely on contractual arrangements with the VIE and its shareholders for our business operations, and these contractual arrangements may not be as effective as direct ownership in providing control over the VIE. We rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The controlling shareholders of the VIE may not act in the best interests of Dunxin or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with the VIE. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure—Our ability to manage and operate Chutian under the VIE Agreements may not be as effective as direct ownership.” on page 42 of our 2021 Annual Report;

●

Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business. If the VIE or its controlling shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC law. See “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure—As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.” on page 43 of our 2021 Annual Report; and

●

The controlling shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition. The controlling shareholders of the VIE may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE, which would have a material adverse effect on the Company’s ability to effectively control the VIE and receive economic benefits from them. If we cannot resolve any conflict of interest or dispute between us and these controlling shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings. See “Risk Factors—Risks Related to Our Corporate Structure—The controlling shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.” on page 18 of this prospectus.

Risks Related to our Ordinary Shares and ADSs

We face risks and uncertainties related to our ordinary shares and ADSs, including, but not limited to, the following:

•	The trading prices of our ADSs are likely to be volatile, which could result in substantial losses to investors;

•	If securities or industry analysts publish negative reports about our business, the price and trading volume of our ADSs securities could decline;

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•	Our ADSs would be subject to delisting from the NYSE American if we are unable to achieve and maintain compliance with the NYSE American’s continued listing standards;

•	Substantial future sales or perceived sales of our ADSs in the public market could cause the price of our ADSs to decline;

•	Our articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ADSs and ordinary shares;

•	You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you; and

•

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings and you may not receive distributions with respect to the underlying ordinary shares if it is impractical to make them available to you.

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

In addition, if and to the extent we fail to qualify as a foreign private issuer in any future period, we would have increased disclosure and other requirements, which would increase our compliance and other costs. We are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates equals or exceeds US$250 million as of the end of the second fiscal quarter of such fiscal year, or (2) our annual revenues equaled or exceeded US$100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds US$700 million as of the end of the second fiscal quarter of such fiscal year.

Corporate information

Our principal executive offices are currently located at 27th Floor, Lianfa International Building, 128 Xudong Road, Wuchang District, Wuhan City, Hubei Province, People’s Republic of China. Our company’s current telephone number at this address is +86-27-87303888. Our company’s registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our current website is http://hbctxed.com. The information contained on our website or any third-party websites does not constitute a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Additional information about us is included in the documents incorporated by reference in this prospectus, including our 2021 Annual Report filed with the SEC on May 2, 2022, and Form 6-K containing our unaudited financial results for the six months ended June 30, 2021 filed with the SEC on August 27, 2021. See “Incorporation of Certain Documents by Reference” in this prospectus.

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RISK FACTORS

Investment in the securities involves significant risks. You should carefully consider the risks described below and under “Risk Factors” in our 2021 Annual Report, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the securities. If any such risks actually occurs, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Risks Related to Our Corporate Structure

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in PRC laws and regulations or changes in interpretations thereof may materially and adversely affect our business.

Current PRC laws and regulations place certain restrictions and conditions on foreign ownership of certain areas of businesses. To comply with PRC laws and regulations, we conduct our business activities through the VIE in China. Chutian Holding has entered into contractual arrangements with the VIE and its respective shareholders, and such contractual arrangements were designed to enable us to exercise control over, receive substantially all of the economic benefits of, and have an exclusive option to purchase a majority of the equity interest and assets in the VIE when and to the extent permitted by PRC law. Because of these contractual arrangements, we are the primary beneficiary of the VIE in China for accounting purposes and hence consolidate their financial results with ours as our variable interest entities under IFRS.

However, Dunxin is a Cayman Islands holding company with no equity ownership in the VIE. Investors in our ordinary shares or the ADSs thus are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or we be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, the VIE, and investors of Dunxin face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our and the VIE’s business, or the enforcement and performance of our contractual arrangements with the VIE, and their shareholders. These laws and regulations may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. Further, the VIE Agreements have not been tested in a court of law. Due to the uncertainty and complexity of the regulatory environment, we cannot assure you that we would always be in full compliance with applicable laws and regulations, the violation of which may have adverse effect on our and the VIE’s business and our reputation.

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Although we believe we, our PRC subsidiaries and the VIE are not in violation of current PRC laws and regulations, we cannot assure you that the PRC government would agree that our contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the PRC government determines that we or the VIE do not comply with applicable law, the competent PRC regulatory authorities would have broad discretion in dealing with such violations or failures, including, without limitation:

●	revoking the business licenses and/or operating licenses of such entities;
●	discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiaries and the VIE;
●	imposing fines, confiscating the income from our PRC subsidiaries or the VIE, or imposing other requirements with which we or the VIE may not be able to comply;
●

requiring us to restructure our ownership structure or operations, including terminating the VIE Agreements and deregistering the equity pledges of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over the VIE; or

●	restricting or prohibiting our use of the proceeds to finance our business and operations in China.

Any of these or similar occurrences could significantly disrupt our or the VIE’s business operations or restrict the VIE from conducting a substantial portion of its business operations, which could materially and adversely affect our or the VIE’s business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of the VIE that most significantly impact its economic performance, and/or our failure to receive the economic benefits from the VIE, we may not be able to consolidate the VIE in our consolidated financial statements in accordance with IFRS. In addition, our ADSs may decline in value or become worthless if we are unable to assert our contractual control rights over the assets of the VIE that conducts substantially all of our operations.

The controlling shareholders of the VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The controlling shareholders of the VIE may have actual or potential conflicts of interest with us. The controlling shareholders of the VIE may breach, or refuse to renew, the existing VIE Agreements we have with them, which may have a material and adverse effect on our ability to exert additional control over Chutian. We cannot assure you that when conflicts of interest arise, the controlling shareholders of the VIE will act in the best interests of the Company or such conflicts will be resolved in our favor. If we cannot resolve any conflict of interest or dispute between us and the controlling shareholder of the VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to Doing Business in China

The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

On December 24, 2021, the CSRC released the Draft Rules Regarding Overseas Listing, which have a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets and conduct follow-on offerings after the listing.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market or the completion of the issuance of security in the follow-on offering. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Draft Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB1 million and RMB10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

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The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. As of the date of this prospectus, the Draft Rules Regarding Overseas Listings have not been promulgated, and we have not been required to obtain permission from the government of China for any securities offerings that are conducted in the United States. While the final version of the Draft Rules Regarding Overseas Listings are expected to be adopted in 2022, we believe that none of the situation that would clearly prohibit overseas offering and listing applies to us. In reaching this conclusion, we are relying on an opinion of our PRC counsel, Hubei Zeth Law Firm, and that there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain permissions from the Chinese government that is required to approve of our operations and/or offering. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ADSs to significantly decline in value or become worthless.

The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If a governmental approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the requisite governmental approval for an offering, or a rescission of such CSRC approval if obtained by us, may subject us to sanctions imposed by the relevant PRC regulatory authority, which could include fines and penalties on our and the VIE’s operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

Our PRC counsel, Hubei Zeth Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval under the M&A Rules for an offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether any securities offerings that are conducted in the United States are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules.

However, our PRC counsel, Hubei Zeth Law Firm, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as our PRC counsel, Hubei Zeth Law Firm, and hence, we may face regulatory actions or other sanctions from them. Furthermore, relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law, which provided that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities. However, the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law were only issued recently, leaving uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us. In addition, on July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments, according to which, among others, operators of “critical information infrastructure” or data processors holding over one million users’ personal information shall apply to the Cybersecurity Review Office for a cybersecurity review before any listing on a foreign stock exchange. It is uncertain when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If it is determined in the future that CSRC approval or other procedural requirements are required to be met for and prior to an offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for an offering, or a rescission of any such approval, could subject us to sanctions by the relevant PRC governmental authorities. The governmental authorities may impose restrictions and penalties on the Company’s operations in China, such as the suspension of our services, revocation of our licenses, or shutting down part or all of our operations, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from an offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs. The PRC governmental authorities may also take actions requiring us, or making it advisable for us, to halt an offering before settlement and delivery of the ADSs offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the PRC governmental authorities later promulgate new rules or explanations requiring that we obtain their approvals for filings, registrations or other kinds of authorizations for an offering, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.

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The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations at any time, which could result in a material change in our operations and our ADSs could decline in value or become worthless.

We are currently not required to obtain approval from Chinese authorities for any securities offerings that are conducted in the United States nor the VIE Agreements; however, if the VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of our price of ADSs.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, our business segments may be subject to various government and regulatory interference in the regions in which we operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government for any securities offerings that are conducted in the United States pursuant to this prospectus or enter into VIE Agreements in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial for or entering into VIE Agreements, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. Recent statements by the Chinese government indicating an intent, and the PRC government may take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

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There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. Complying with evolving PRC laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may have a material adverse effect on our business, operating results and reputation as well as the trading price of our ADSs, and could also create uncertainties for any securities offerings that are conducted in the United States and affect our ability to offer or continue to offer securities to investors outside China.

 We receive and process information about our employees, customers and partners, and we may store (or contract with third parties to store) our customers’ data. There are numerous laws governing privacy and the storage, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable and other confidential information is increasingly subject to legislation and regulations in numerous domestic and international jurisdictions. We could be adversely affected if legislation or regulations in China and elsewhere on the world where we have business operations are expanded to require changes in business practices or privacy policies, or if the relevant governmental authorities in China and elsewhere on the world where we have business operations interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations.

In addition, we may face additional burdens in connection with the PRC laws and regulations regarding cybersecurity, information security, privacy and data protection. Regulatory authorities in China have been considering a number of legislative proposals to heighten data protection and cybersecurity regulatory requirements. Since the promulgation of the PRC Cybersecurity Law, which became effective in June 2017, numerous regulations, guidelines and other measures have been and are expected to be adopted under the PRC Cybersecurity Law. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review, which requires that operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

The PRC Data Security Law, which took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals that carry out data activities, provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the Standing Committee of the People’s Congress promulgated the PRC Personal Information Protection Law (the “PIPL”), which took effect on November 1, 2021. The PIPL sets out the regulatory framework for handling and protection of personal information and transmission of personal information overseas.

On November 14, 2021, the Cyberspace Administration of China released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. We do not believe we are among the “operator of critical information infrastructure” or “data processor” as mentioned above, however, Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

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Moreover, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council on July 6, 2021 call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As of the date of this prospectus, no official guidance and related implementation rules have been issued in relation to these recently issued opinions and the interpretation and implementation of the Opinions remain unclear at this stage.

We do not believe we are required to obtain any permission from any PRC governmental authorities to offer securities to foreign investors. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including offering securities to foreign investors. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to any securities offerings that are conducted in the United States from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, The Cyberspace Administration of China or any other regulatory authority is required for any securities offerings that are conducted in the United States, we may face sanctions by the CSRC, the Cyberspace Administration of China or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from securities offering that is conducted in the United States into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the Cyberspace Administration of China or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any securities offerings that are conducted in the United States before settlement and delivery of our securities. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the Cyberspace Administration of China or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for any securities offerings that are conducted in the United States, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct all of our operations in China, and all of our officers and our directors reside outside the United States. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

Dunxin was incorporated in the Cayman Islands and we conduct all of our operations in China through Chutian, the VIE. In addition, all of our officers and our directors reside outside the United States and substantially all of the assets of those persons are located outside of the United States. As a result, it may be difficult for you to conduct due diligence on the business or attend shareholders meetings if such meetings are held in China, and it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgements obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against us and our officers and directors, as none of them currently resides in the U.S. or has substantial assets in the U.S. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. This list does not include our auditor, Audit Alliance LLP.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our ADSs to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Our auditor, the independent registered public accounting firm that issues the audit report included in our 2021 Annual Report incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB became effective in April 2009 and it is currently subject to PCAOB inspections. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the stock exchange or “over-the-counter” earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.

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Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from the VIE’s operating activities into foreign currencies and may materially and adversely affect the value of your investment.

Substantially all of our revenues and operating expenses are denominated in Renminbi. Under the relevant foreign exchange regulations in the PRC, conversion of the Renminbi is permitted, without the need for SAFE approval, for “current account” transactions, which includes dividends, trade, and service-related foreign exchange transactions, subject to procedural requirements including presenting relevant documentary evidence of such transactions and conducting such transactions at designated foreign exchange banks within China who have the licenses to carry out foreign exchange business. Conversion of the Renminbi for “capital account” transactions, which includes foreign direct investment, loans and investment in negotiable instruments, is still subject to significant limitations and requires approvals from and registration with SAFE and other PRC regulatory authorities. Under the Company’s current structure, our source of funds primarily consists of dividend payments from the Company’s PRC and non-PRC subsidiaries or the VIE in the PRC. We cannot assure you that we will be able to meet all of our foreign currency obligations or to remit profits out of China. If future changes in relevant regulations were to place restrictions on the ability of the Company’s PRC and non-PRC subsidiaries or the VIE to remit dividend payments to us, our liquidity and ability to satisfy our third-party payment obligations and our ability to distribute dividends in respect of the ADSs could be materially adversely affected.

The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs.

We conduct our business in China primarily through our PRC subsidiaries and the VIE. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight over the conduct of our business, and it regulates and may intervene our operations, which could result in a material adverse change in our operation and/or the value of our ADSs. Also, the PRC government has recently indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause our securities to significantly decline in value or become worthless. Therefore, investors of Dunxin face potential uncertainty from actions taken by the PRC government affecting our business.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of US$300,000,000. The actual price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to the registration statement of which this prospectus forms a part with a value of more than one-third of the aggregate market value of our ordinary shares held by non-affiliates in any 12 calendar month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than US$75,000,000. In the event that subsequent to the effective date of the registration statement of which this prospectus forms a part, the aggregate market value of our outstanding ordinary shares held by non-affiliates equals or exceeds US$75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We will state on the cover of each prospectus supplement the amount of our outstanding ordinary shares held by non-affiliates, the amount of securities being offered and the amount of securities sold during the prior 12 calendar month period that ends on, and includes, the date of the prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. Proceeds may also be used at our discretion for specific purposes described in any prospectus supplement.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

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CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

DESCRIPTION OF SHARE CAPITAL

Our ADSs are listed and traded on the NYSE American and, in connection with this listing (but not for trading), the ordinary shares are registered under Section 12(b) of the Exchange Act. This exhibit contains a description of the rights of (i) the holders of ordinary shares and (ii) the holders of ADSs. Ordinary shares underlying the ADSs are held by Deutsche Bank Trust Company Americas, as depositary, and holders of ADSs will not be treated as holders of the ordinary shares.

We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below.

As provided in our currently effective second amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”), subject to the Companies Act, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

The following is a summary of material provisions of the Memorandum and Articles of Association, as well as the Companies Act insofar as they relate to the material terms of our ordinary shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Memorandum and Articles of Association, which has been filed with the SEC as an exhibit to our 2021 Annual Report.

Our authorized share capital is US$100,000 divided into 2,000,000,000 ordinary shares, with a par value of US$0.00005 each. The number of ordinary shares that have been issued as of the last day of the financial year ended December 31, 2021 is provided on the cover of our 2021 Annual Report. Certificates representing our ordinary shares are issued in registered form.

Rights of Ordinary Shares

General.

Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends.

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors from time to time, subject to the Companies Act. As a matter of Cayman Islands corporate law, we may declare and pay a dividend on its shares out of either profit or share premium account. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

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Voting Rights.

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded. A poll may be demanded by the chairman of our board of directors or by one or more shareholders present in person or by proxy entitled to vote.

A quorum required for a meeting of shareholders consists of two shareholders who hold at least one-third of our issued and outstanding ordinary shares and entitled to vote, at the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings are held annually and may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate at least one-third of our issued and outstanding ordinary shares. Advance notice of at least seven days is required for the convening of our annual general meeting and other shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes attaching to the ordinary shares cast at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to the Memorandum and Articles of Association.

Transfer of Ordinary Shares.

Subject to the restrictions of the Memorandum and Articles of Association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share without reason. Our directors may also decline to register any transfer of any ordinary share unless

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•

a fee of such maximum sum as the exchange on which the ordinary shares are listed may determine to be payable or such lesser sum as the directors may from time to time require is paid in respect thereof;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

•	the ordinary shares transferred are free of any lien in favor of us.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

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Liquidation.

Subject to any future shares which are issued with specific rights, (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the share capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption and Repurchase of Ordinary Shares.

Subject to the provisions of the Companies Act, we may issue ordinary shares on terms that are subject to redemption, at our option or at the option of the holders, in such manner as the board may determine before the issue of such ordinary shares. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares issued and outstanding, or (3) if the company has commenced liquidation.

Variation of Rights of Shares.

Whenever the capital of our company is divided into different classes, all or any of the special rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any relevant class and the provisions of the Companies Act, only be materially adversely varied or abrogated either with the written consent of a majority of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Inspection of Books and Records.

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charge, and any special resolution passed by our shareholders). However, we will provide our shareholders with annual audited financial statements.

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Changes in Capital.

We may from time to time by ordinary resolutions:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•

sub-divide our existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

We may by special resolution, and subject to the Companies Act, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company is not required to open its register of members for inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may in certain circumstances issue no par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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 Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

Shareholders of a Cayman constituent company who dissent from the merger or consolidation have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures. In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the due majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares (within four months), the offerer may, within a two month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority".

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provides for indemnification of officers and directors (but not including our company's auditors) against all actions, costs, charges, losses, damages and expenses incurred or sustained in their capacities as such unless such losses or damages arise from dishonesty, gross negligence, fraud or wilful default of such directors or officers, including, among other things, costs, expenses, losses or liabilities incurred by such officers and directors in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in the Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

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Anti-takeover Provisions in the Memorandum and Articles of Association

Some provisions of the Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Memorandum and Articles of Association, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and the Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Memorandum and Articles of Association allow our shareholders holding in aggregate not less than one-third of all shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings, however, our Memorandum and Articles provide that we shall in each year hold a general meeting as our annual general meeting and shall specify the meeting as such in the notices calling it.

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Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by one month's notice in writing to the company; (iv) without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of director resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of the Memorandum and Articles of Association

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and the Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and the Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may materially adversely vary or abrogate the rights attached to any class only with the written consent of a majority of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law and the Memorandum and Articles of Association, the Memorandum and Articles of Association may only be amended with the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by the Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Memorandum and Articles of Association that require the Company to disclose shareholder ownership above any particular ownership threshold.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of forty-eight (48) ordinary shares deposited with the office in Hong Kong of Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

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Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in the DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

•

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•

Shares. The depositary may, upon our timely instruction, distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

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Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to you, or it could decide that it is only legal or reasonably practical to make such elective distribution available to some but not all holders of the ADSs. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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•

Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may after consultation with us and having received timely notice of such distribution by us, make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay. U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place. However, (i) no restricted ADSs will be delivered by the depositary unless an exemption from registration is available for such rights offering to the ADS holders and the receipt of the restricted ordinary shares by the depositary on behalf of such holders, (ii) such restricted ordinary shares would be deposited into a separate restricted ADS facility that would be established specifically for the purpose of ensuring that the restricted ADSs are clearly segregated from the freely tradable ADSs and (iii) restricted ordinary shares would only be permitted to be deposited into the main depositary facility based on an opinion of counsel that such shares are no longer restricted.

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Other Distributions. Subject to receipt of timely notice from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practical for us or the depositary to make them available to you.

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Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

Except for ordinary shares deposited by us in connection with an offering pursuant to this prospectus, no shares will be accepted for deposit during a period of 180 days after the date of this prospectus. The 180-day lock-up period is subject to adjustment under certain circumstances as described in the section entitled “Shares Eligible for Future Sale — Lock-up Agreements.”

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs. You could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently in advance to withdraw the ordinary shares.

Upon receipt of timely notice from us, as described in the deposit agreement, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will describe the matters to be voted on and explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct, including an express indication that instructions may be given (or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received) to the depositary to give a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our Memorandum and Articles of Association, as amended and restated, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

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We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the New York Stock Exchange and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

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Fees and Charges

As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Service	Fees
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to US 5¢ per ADS issued
Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US 5¢ per ADS canceled
Distribution of cash dividends or other cash distributions	Up to US 5¢ per ADS held
Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights	Up to US 5¢ per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs	A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs
Depositary services	Up to US 5¢ per ADS held on the applicable record date(s) established by the depositary bank
Transfer of ADRs	US$1.50 per certificate presented for transfer

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

•

Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•

Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

•	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

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In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary has agreed to reimburse us for a portion of certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

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How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 60 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed from time to time, to the extent not prohibited by law or if any such action is deemed necessary or advisable by the depositary or us, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADRs or ADSs are listed, or under any provision of the deposit agreement or provisions of, or governing, the deposited securities, or any meeting of our shareholders or for any other reason.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•

are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;

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•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

•

disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information;

•

disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs; and

•	disclaim any liability for any indirect, special, punitive or consequential damages.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the creditworthiness of any third party, or for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.

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Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities. This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on, and compliance with, instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

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The Depositary

The depositary is Deutsche Bank Trust Company Americas. The depositary is a state chartered New York banking corporation and a member of the United States Federal Reserve System, subject to regulation and supervision principally by the United States Federal Reserve Board and the New York State Banking Department. The depositary was incorporated as a limited liability bank on March 5, 1903 in the State of New York. The registered office of the depositary is located at 1 Columbus Circle, New York, NY 10019 and the registered number is BR1026. The principal executive office of the depositary is located at 1 Columbus Circle, New York NY 10019. The depositary operates under the laws and jurisdiction of the State of New York.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up our company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•

whether the preferred shares will be convertible into our ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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•

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase ordinary shares, including ordinary shares represented by ADSs. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

●	the designation, amount and terms of the securities purchasable on exercise of the warrants;

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

●	any material U.S. federal or foreign income tax consequences;

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●	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

●	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

●	any information with respect to book-entry procedures;

●	any anti-dilution provisions of the warrants;

●	any redemption or call provisions of the warrants; and

●	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants

DESCRIPTION OF SUBSCRIPTION RIGHTS

General

We may issue subscription rights to purchase ordinary shares, including ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

The prospectus supplement relating to any subscription rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

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•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

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●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located in China. All of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

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Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Hubei Zeth Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hubei Zeth Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways from time to time, including any combination thereof:

●	to or through underwriters;

●	to or through dealers;

●	to our shareholders under a rights entitlement offering;

●	through agents; or

●	directly to purchasers, including our affiliates.

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The prospectus supplement relating to a particular offering of our securities will set forth the terms of such offering, including:

●	the type of securities to be offered;

●	the name or names of any underwriters, dealers or agents and the amounts of the securities underwritten or purchased by each of them;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the initial offering price;

●	any discounts or concessions allowed or re-allowed to be paid to dealers; and

●	any securities exchanges on which the offered securities may be listed.

Any initial offering prices, discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate value of the securities offered pursuant to this prospectus.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of the securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

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Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase the securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of the securities, persons participating in the offering, such as any underwriters, may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If securities are sold by means of a rights entitlement offering, the prospectus supplement will set forth the terms and conditions of any such rights entitlement offering, including the manner in which it will be conducted and details on how our shareholders can participate in any such offering. A rights entitlement offering conducted under applicable foreign rules and regulations is a pro rata offering of additional securities to all our eligible shareholders, as at a specified record date.

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EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the securities. Additional expenses relating to offerings of particular securities are not included in the table below. Each prospectus supplement describing an offering of securities will provide estimated expenses related to the securities offered under that prospectus supplement.

SEC registration fees	US$	27,810
FINRA filing fees		*
Legal fees and expenses		*
Printing fees and expenses		*
Accounting fees and expenses		*
Other miscellaneous fees and expenses		*
Total	US$	*

* The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in an offering pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP . Certain legal matters as to PRC law will be passed upon for us by Hubei Zeth Law Firm. Hunter Taubman Fischer & Li LLC may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Hubei Zeth Law Firm with respect to matters governed by PRC law. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of applicable law.

EXPERTS

The audited financial statements of the Company incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Audit Alliance LLP, which is included as exhibit to this registration statement upon the authority and consent of said firm as experts in accounting and auditing.

The registered business address of Audit Alliance LLP is No. 10 Anson Road, #20-16, International Plaza, Singapore 079903.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our current report on Form 6-K furnished to the SEC on August 26, 2021, including exhibit 99.1 thereto;

●	our current report on Form 6-K furnished to the SEC on August 27, 2021, including exhibit 99.1 thereto;

●	our current report on Form 6-K furnished to the SEC on December 9, 2021, including exhibits 99.1 through 99.6 thereto;

●	our current report on Form 6-K furnished to the SEC on January 5, 2022, including exhibit 99.1 thereto;

●	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on May 2, 2022;

●

the description of our capital stock contained in our registration statement on Form 8-A12B filed with the SEC on December 27, 2017 (File No. 001-34958), including any amendment or reports filed for the purpose of updating such description; and

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●

any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

We have not authorized anyone else to provide you with additional or different information to the information included in and incorporated by reference to this prospectus and any prospectus supplement. You should rely only on the information provided by and incorporated by reference to this prospectus and any prospectus supplement.

Upon written or oral request, we shall provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the documents that are incorporated by reference to this prospectus but not delivered with this prospectus. You may request a copy of these filings by contacting us at Dunxin Financial Holdings Limited, 27th Floor, Lianfa International Building, 128 Xudong Road, Wuchang District, Wuhan City, Hubei Province, the People’s Republic of China, Attention: Chief Executive Officer, telephone: + 86-27-87303888.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have a registration statement on Form F-3 filed with the SEC, including relevant exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits. As this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement, its exhibits and the documents incorporated by reference for further information with respect to us and our securities. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Our 2021 Annual Report has been filed with the SEC.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference above, or incorporated by reference in any prospectus supplement, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

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Dunxin Financial Holdings Limited

US$300,000,000

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Units

PROSPECTUS

July 18, 2022

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with any offering pursuant to this prospectus other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.